                                                                    Exhibit 10.1



                             PRODUCT DEVELOPMENT AND

                           COMMERCIALIZATION AGREEMENT

                                     BETWEEN

                               ARADIGM CORPORATION

                                       AND

                             SMITHKLINE BEECHAM, PLC

                                      DATED

                               SEPTEMBER 30, 1997

                               TABLE OF CONTENTS


                                                                           PAGE
1.    DEFINITIONS............................................................2
      1.1   "Accessories"....................................................2
      1.2   "AERx Device"....................................................2
      1.3   "AERx System"....................................................2
      1.4   "Affiliate"......................................................2
      1.5   "Analgesic Drug".................................................2
      1.6   "Approval Application"...........................................2
      1.7   "Aradigm Patents"................................................2
      1.8   "Budget".........................................................3
      1.9   "Commercialization Committee"....................................3
      1.10  "Confidential Information".......................................3
      1.11  "Control"........................................................3
      1.12  "Development"....................................................3
      1.13  "Development Committee"..........................................4
      1.14  "Development Costs"..............................................4
      1.15  "Development Plan"...............................................4
      1.16  "Diligent Efforts"...............................................4
      1.17  "Drug Master File"...............................................4
      1.18  "Drug Product"...................................................5
      1.19  "FDA"............................................................5
      1.20  "Field"..........................................................5
      1.21  "Finished Form"..................................................5
      1.22  "IND"............................................................5
      1.23  "Information"....................................................5
      1.24  "Initial Product"................................................5
      1.25  "Initiation".....................................................5
      1.26  "Invention"......................................................5
      1.27  "Joint Invention"................................................5
      1.28  "Joint Patents"..................................................6
      1.29  "Major Market Country"...........................................6
      1.30  "Manufacturing Costs"............................................6
      1.31  "NDA"............................................................6
      1.32  "Net Sales"......................................................6
      1.33  "Patent".........................................................7
      1.34  "Phase I Trial"..................................................8
      1.35  "Phase II Trial".................................................8
      1.36  "Phase III Trial"................................................8
      1.37  "Product"........................................................8
      1.38  "PSB"............................................................8
      1.39  "Regulatory Approval"............................................8
      1.40  "Sales Forecast".................................................9
      1.41  "SB Patents".....................................................9
      1.42  "SB Proprietary Drug"............................................9
      1.43  "Specifications".................................................9
      1.44  "Territory"......................................................9


                                       i.

      1.45  "Third Party"....................................................9
      1.46  "Third Party Payments"...........................................9
      1.47  "U.S.A.".........................................................9

2.    PRODUCT DEVELOPMENT...................................................10
      2.1   Development Overview............................................10
      2.2   Overall Management of Development Efforts.......................10
      2.3   Development Plans...............................................11
      2.4   Budgets.........................................................12
      2.5   Reports.........................................................14
      2.6   Development Diligence...........................................14
      2.7   Specifications; Modifications to AERx Device....................16
      2.8   Data Management Service.........................................17
      2.9   Use of Analgesic Drug Outside Pain Management...................17
      2.10  [*].............................................................18

3.    REGULATORY FILINGS....................................................18
      3.1   Approval Applications...........................................18
      3.2   Adverse Events..................................................20
      3.3   Assignment of Approval Applications and Royalty
            Payment to SB...................................................20

4.    MILESTONE PAYMENTS....................................................21
      4.1   Initial Milestone Payments......................................21
      4.2   Milestone Payments for Certain Development Events...............22
      4.3   Milestone Payments for Additional Systems.......................22
      4.4   Additional Payment Conditions...................................23

5.    DISTRIBUTION LICENSE AND MARKETING....................................24
      5.1   Distribution License............................................24
      5.2   Grant Back License..............................................25
      5.3   Overall Management of Commercialization Efforts.................25
      5.4   Marketing Plans.................................................25
      5.5   Marketing Diligence.............................................26
      5.6   Reports.........................................................29
      5.7   Packaging and Labeling..........................................29
      5.8   Restrictive Covenants...........................................29
      5.9   Restrictions on Distributors and Dealers........................30

6.    MANUFACTURING AND SUPPLY..............................................30
      6.1   Manufacturing Rights............................................30
      6.2   Bulk Drug Substance.............................................30
      6.3   Clinical Supply.................................................31
      6.4   Commercial Product Supply.......................................31
      6.5   Forecasting and Ordering Mechanisms.............................31
      6.6   Resolution of Supply Problems...................................33

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      ii.

      6.7   Product Samples.................................................35
      6.8   Delivery and Risk of Loss.......................................36
      6.9   Quality of Manufacturing........................................36
      6.10  Acceptance......................................................37
      6.11  Manufacturing Facilities, Equipment and Licenses................38
      6.13  Product Recall Procedures.......................................39

7.    PRODUCT SUPPLY PAYMENTS...............................................41
      7.1   Pricing of Clinical Materials...................................41
      7.2   Purchase Price of Product.......................................42
      7.3   Percentage of Sales.............................................42
      7.4   Timing of Payments..............................................44
      7.5   Withholding Taxes...............................................44
      7.6   Compulsory Licenses.............................................45
      7.7   Conversion of Net Sales.........................................45
      7.8   Audit Rights....................................................45

8.    WARRANTY AND PRODUCT SERVICE..........................................46
      8.1   Warranty........................................................46
      8.2   Disclaimer......................................................47
      8.3   Product Help-Line...............................................47
      8.4   Product Service.................................................47

9.    INTELLECTUAL PROPERTY.................................................47
      9.1   Ownership of Technology.........................................47
      9.2   Prosecution and Maintenance of Patents; Abandonment.............48
      9.3   Third Party Technology..........................................48
      9.4   Intellectual Property Issues....................................49
      9.5   Defense and Settlement of Third Party Patent Claims.............49
      9.6   Third Party Claims Regarding Analgesic Drug.....................51
      9.7   Payment for Third Party Licenses................................52
      9.8   Enforcement of Aradigm Patent Rights............................53
      9.9   Enforcement of Joint Patent Rights..............................54
      9.10  Trademarks and Tradenames Generally.............................55
      9.11  Trademark License...............................................55
      9.12  Trademark Registration..........................................56
      9.13  Goodwill and Use................................................56
      9.14  Defense of Trademark Claim......................................56
      9.15  Infringement of Product Mark....................................57
      9.16  Trademark Litigation Indemnity..................................57

10.   EXCHANGE OF INFORMATION, CONFIDENTIALITY AND PUBLICATION..............57
      10.1  Exchange of Information.........................................57
      10.2  Confidentiality.................................................58
      10.3  Authorized Disclosure...........................................58


                                      iii.

      10.4  Publication.....................................................58
      10.5  Confidentiality Issues in Bankruptcy............................59

11.   REPRESENTATIONS & WARRANTIES..........................................59
      11.1  Representations and Warranties of Aradigm.......................59
      11.2  Representations and Warranties of SB............................60
      11.3  Certain Additional Covenants....................................61

12.   INDEMNIFICATION.......................................................61
      12.1  Indemnification by Aradigm......................................61
      12.2  Indemnification by SB...........................................62
      12.3  Indemnity Procedure.............................................63
      12.4  Limitation of Liability.........................................63
      12.5  Liability Insurance.............................................63

13.   DISPUTE RESOLUTION; ARBITRATION.......................................63
      13.1  Dispute Resolution Process......................................63
      13.2  Governing Law...................................................64

14.   TERM OF AGREEMENT AND TERMINATION.....................................64
      14.1  Term............................................................64
      14.2  Termination For Material Breach.................................65
      14.3  Termination by SB...............................................65
      14.4  Termination For Bankruptcy......................................66
      14.5  Consequences of Termination.....................................66
      14.6  Accrued Rights, Surviving Obligations...........................66
      14.7  Rights in Event of Bankruptcy...................................66

15.   MISCELLANEOUS.........................................................67
      15.1  Hart-Scott-Rodino Compliance....................................67
      15.2  Press Releases; Disclosure of Agreement.........................67
      15.3  Recordation.....................................................68
      15.4  Entire Agreement; Amendment.....................................68
      15.5  Assignment......................................................68
      15.6  Notices.........................................................68
      15.7  Severability....................................................69
      15.8  Force Majeure...................................................69
      15.9  Expenses........................................................69
      15.10 Non-Waiver......................................................70
      15.11 Disclaimer of Agency/Relationship of the Parties................70
      15.12 Performance by Affiliates.......................................70
      15.13 Further Actions.................................................70
      15.14 Counterparts....................................................70
      15.15 Official Language...............................................70
      15.16 No Intellectual Property Rights Granted.........................71



                                      iv.

                             PRODUCT DEVELOPMENT AND

                           COMMERCIALIZATION AGREEMENT

      THIS PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the "Agreement") is made and entered into by and between ARADIGM CORPORATION, a California corporation having its principal place of business at 26219 Eden Landing Road, Hayward, California 94545 ("Aradigm"), and SMITHKLINE BEECHAM, PLC, a United Kingdom corporation having a principal place of business at New Horizons Court, Brentford, Middlesex, TW8 9EP England ("SB"), as of September 30, 1997 (the "Effective Date"). Aradigm and SB may be referred to herein as a "Party" or, collectively, as "Parties."

                                   BACKGROUND

      A. Aradigm has developed and owns the rights to a drug delivery system known as the AERx(TM) Pain Management System. This system may be capablE of delivering certain properly formulated analgesic drugs via inhalation to treat pain. To date, Aradigm has committed its own resources to complete Phase I testing of an AERx-morphine sulfate product and 28-day pre-clinical pulmonary toxicology studies with respect to such product and has discussed the regulatory requirements of such AERx system with the FDA.

      B. Aradigm desires to enter into a collaborative relationship to support the completion of human clinical development of such AERx system for its use in the delivery of certain analgesic drugs for use in both inpatient and outpatient pain management settings and to commercialize the AERx system, once appropriate regulatory approval has been achieved, in conjunction with such analgesic drugs.

      C. SB has substantial experience in the distribution, marketing and sale of pharmaceuticals. SB is willing to support Aradigm's efforts to complete development of the AERx system for its use in delivering certain analgesic drugs and obtain worldwide regulatory approval to market Aradigm's AERx system in conjunction with such analgesic drugs for pain management, in order to obtain exclusive marketing rights to such AERx system.

      D. The Parties desire to enter into an agreement establishing the development and supply terms under which, at the direction of a development committee and a commercialization committee to be formed by the Parties, (a) Aradigm will be responsible (i) for completing development of the AERx device and drug packet for use in the delivery of certain analgesic drugs for pain management, (ii) for collaborating with SB on conducting the required clinical trials and obtaining the necessary marketing approvals, with SB's cooperation and certain financial support, and (iii) for manufacturing and supplying to SB the approved AERx system and formulated analgesic drugs in finished form, and
(b) SB will collaborate with Aradigm in conducting such clinical trials and will have exclusive, worldwide rights to market and sell such AERx system and drugs for use in pain management. Contemporaneously with this Agreement, the Parties are also entering into a Stock Purchase Agreement pursuant to which SB shall purchase from Aradigm up to $10 million in Aradigm equity.

      NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties agree as follows:

1     DEFINITIONS.

      As used herein, the following capitalized terms shall have the following meanings when used in this Agreement, and all terms defined in the singular shall have the same meanings when used in the plural (and vice versa, as appropriate), unless otherwise specified:

      1.1 "ACCESSORIES" means the removable mouthpiece for the AERx DEVICE, constituting the airway and patient mouthpiece which can be removed from the AERx DEVICE for cleaning or replacement, and other accessories for the AERx DEVICE.

      1.2 "AERX DEVICE" means the durable hand-held device developed by Aradigm for the delivery of ANALGESIC DRUGS by inhalation and known as the "AERx device", as such device may be modified pursuant to the Agreement.

      1.3 "AERX SYSTEM" means an AERx DEVICE, a particular DRUG PRODUCT intended for use with such AERx DEVICE, and related ACCESSORIES intended for use with such AERx DEVICE, whether, in each case, in DEVELOPMENT and/or after REGULATORY APPROVAL.

      1.4 "AFFILIATE" means a corporation, partnership, entity, person, firm, company, or joint venture, whether de jure or de facto, that controls, is controlled by or is under the common control with the referenced Party. For the purposes of this definition the word "control" (including, with correlative meaning, the terms "controlled by" or "is under the common control with") means
(a) ownership directly or indirectly of at least fifty percent (50%) of the voting stock of the applicable entity, or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction, or (b) the actual, demonstrated ability to control the management and operations of the applicable entity.

      1.5 "ANALGESIC DRUG" means morphine, fentanyl, hydromorphone, oxycodone and methadone, and any other natural opiate or synthetic opioid compound or opioid agonist, antagonist or mimetic compound that is or, based on testing in appropriate models, is likely to be useful in the management of pain, except as the foregoing definition may be modified to add certain compounds as provided in
Section 2.10 and/or to exclude certain compounds as provided in Section 2.9.

      1.6 "APPROVAL APPLICATION" means the appropriate application(s), together with all documents, data and information concerning an AERx SYSTEM or any part thereof (including a specific DRUG PRODUCT) required to be included with such application, that is necessary to obtain REGULATORY APPROVAL to use, import, distribute, market and/or sell such AERx SYSTEM (or DRUG PRODUCT, as applicable) in a particular country.

      1.7 "ARADIGM PATENTS" means all PATENTS in the FIELD owned or CONTROLLED during the term of the Agreement by Aradigm or an AFFILIATE of Aradigm that generically or specifically claim or cover the manufacture, import, use, sale, or offer for sale of an AERx SYSTEM, AERx DEVICE, DRUG PRODUCT, ACCESSORY, or ANALGESIC DRUG contained in a DRUG PRODUCT and any intermediate used in the preparation thereof. Attached hereto as Exhibit A is a list of ARADIGM PATENTS existing as of the Effective Date, which Exhibit A shall be updated by ARADIGM on at least a semiannual basis during the term of the Agreement, provided, however, that unintentional omission of PATENTS from such Exhibit A shall not constitute a breach of the Agreement.

      1.8 "BUDGET" shall have the meaning ascribed in Section 2.4(b) of the Agreement.

      1.9 "COMMERCIALIZATION COMMITTEE" means the committee formed pursuant to
Section 5.3.

      1.10 "CONFIDENTIAL INFORMATION" means, with respect to a Party, INFORMATION that is disclosed by such Party to the other Party pursuant to this Agreement, and that is identified or acknowledged in writing to be confidential at the time of disclosure if disclosed in tangible form or within thirty (30) days after disclosure, to the extent practicable, if disclosed orally; provided, however, that CONFIDENTIAL INFORMATION shall not include any INFORMATION that:

            (A) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

            (B) was available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party by the other Party;

            (C) became available to the public or otherwise part of the public domain after its disclosure to the receiving Party by the other Party, other than through any act or omission of the receiving Party in breach of this Agreement;

            (D) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a THIRD PARTY who had no obligation to the other Party not to disclose such information to others; or

            (E) was subsequently and independently developed by employees or others on behalf of the receiving Party or its AFFILIATES without use of any CONFIDENTIAL INFORMATION disclosed to the receiving Party or such others by the other Party.

      1.11 "CONTROL" means, with respect to a material, INFORMATION or intellectual property right, possession by a Party of the ability to grant access to or a license or sublicense as provided for herein under such material, INFORMATION or right without violating the terms of any agreement or other arrangements with any THIRD PARTY existing at the time such Party would be first required hereunder to grant the other Party such access or license or sublicense.

      1.12 "DEVELOPMENT" means conducting, pursuant to the applicable DEVELOPMENT PLAN, any needed work in completing the design and engineering development of an AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY including, without limitation, modifications or changes made pursuant to Section 2.7, and any necessary in vitro, in vivo and clinical studies on the AERx SYSTEM; developing analytical methods, including acceptance test methods, relating to the AERx SYSTEMS; and preparing, submitting and prosecuting, as set forth in
Section 3.1, all APPROVAL APPLICATIONS, as necessary to obtain REGULATORY APPROVAL of each such AERx SYSTEM for sale in the selected countries throughout the TERRITORY.

      1.13 "DEVELOPMENT COMMITTEE" means the committee formed pursuant to
Section 2.2.

      1.14 "DEVELOPMENT COSTS" means, with respect to DEVELOPMENT of any PRODUCT, the [*] of conducting such DEVELOPMENT, including the costs of labor [*] materials, outside consultants, and overhead amounts allocable to such DEVELOPMENT efforts, and also including the costs incurred by SB under this Agreement in obtaining or purchasing from Aradigm clinical trial supplies of the AERx SYSTEM, AERx DEVICE, DRUG PRODUCT, placebos, and ACCESSORIES, but excluding costs and expenses of [*] In no event shall DEVELOPMENT COSTS include THIRD PARTY PAYMENTS.

      1.15 "DEVELOPMENT PLAN" means the detailed written work plan prepared by the DEVELOPMENT COMMITTEE and approved by each of the Parties, pursuant to
Section 2.3, for the DEVELOPMENT of a particular AERx SYSTEM with the goal of achieving REGULATORY APPROVAL of such AERx SYSTEM and of optimizing marketing and commercialization in accordance with the terms of this Agreement, as such plan may be amended from time to time as provided in Section 2.3.

      1.16 "DILIGENT EFFORTS" means efforts no less than the applicable Party applies to the development, manufacture or commercialization of its own compounds or products with similar regulatory requirements and market potential.

      1.17 "DRUG MASTER FILE" means the submission (or the applicable part thereof), together with all INFORMATION contained therein, submitted to the FDA in the U.S.A., or to the appropriate governing health authority in another country in the TERRITORY, providing information on the manufacturing facilities and manufacturing processes for making an AERx SYSTEM (or component thereof), including, without limitation, activities relating to manufacturing, processing, formulating, packaging and storage to be conducted by or under the direction of Aradigm or its AFFILIATES, which INFORMATION may be used to support REGULATORY APPROVAL of the AERx SYSTEM (or component thereof) in the U.S.A. or such other country. For purposes of this Agreement, the DRUG MASTER FILE shall include, without limitation, chemistry, manufacturing and control information, as defined in the FDA regulations at 21 CFR Section 314.50(d).

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       4.

      1.18 "DRUG PRODUCT" means an AERx unit packet containing one or more ANALGESIC DRUGS appropriately formulated and packaged for delivery by the AERx DEVICE, whether for use in clinical trials, for promotional sampling, or for commercial purposes under this Agreement; "DRUG PRODUCT" also includes a cassette or cartridge or any other configuration, if any, that contains multiple unit dose packets of the formulated ANALGESIC DRUG.

      1.19 "FDA" means the United States Food and Drug Administration, or the successor thereto.

      1.20 "FIELD" means patient-controlled pulmonary administration of ANALGESIC DRUGS to humans.

      1.21 "FINISHED FORM" means packaged and labeled and ready for sale to and use by the ultimate end user.

      1.22 "IND" means the appropriate Investigational New Drug application, together with all documents, data and other information concerning the AERx SYSTEM that are required to be included in such application, filed or submitted with the FDA in the U.S.A., or the equivalent application to the appropriate governing health authority of any other country in the TERRITORY, for the purpose of obtaining approval or authority to commence or continue human clinical trials in such country for the purpose of seeking general marketing approval.

      1.23 "INFORMATION" means information and data of any type whatsoever, in any tangible or intangible form, including without limitation inventions, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and patent and other legal information or descriptions, and including without limitation any information or data related to PRODUCTS that is useful for the DEVELOPMENT and/or commercialization of PRODUCTS in the FIELD.

      1.24 "INITIAL PRODUCT" means the AERx SYSTEM for delivery of morphine sulfate.

      1.25 "INITIATION" means, with respect to a particular PHASE I TRIAL, PHASE II TRIAL or PHASE III TRIAL, the date on which the first dose of ANALGESIC DRUG or placebo is administered to a volunteer or patient in the first such PHASE I TRIAL, PHASE II TRIAL or PHASE III TRIAL, as applicable, for an AERx SYSTEM based on a particular ANALGESIC DRUG.

      1.26 "INVENTION" means any invention, development, know-how or discovery made, created or developed during the course of work done pursuant to this Agreement.

      1.27 "JOINT INVENTION" means an INVENTION made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of

Aradigm and by employees, agents or other persons acting under the authority of SB in the course of or pursuant to this Agreement.

      1.28 "JOINT PATENTS" means all PATENTS claiming JOINT INVENTIONS that are filed by ARADIGM or SB in accordance with this Agreement.

      1.29 "MAJOR MARKET COUNTRY" means the U.S.A., the United Kingdom, France, Germany, Italy, Spain, Japan or China.

      1.30 "MANUFACTURING COSTS" means, with respect to the manufacture of a particular AERx DEVICE, DRUG PRODUCT, ACCESSORY, AERx SYSTEM, ANALGESIC DRUG, or placebo used for clinical trials under this Agreement, Aradigm's [*] costs of manufacturing the particular product, including without limitation the costs of bulk drug substance and all other raw materials, labor [*] manufacturing and packaging costs and expenses, overhead amounts allocable to such manufacturing (including without limitation appropriately amortized capital equipment costs), and all amounts related to [*] calculated in accordance with U.S.A. generally accepted accounting principles consistently applied. In no event shall the term "MANUFACTURING COSTS" include any THIRD PARTY PAYMENTS.

      1.31 "NDA" means a New Drug Application, as defined in the U.S.A. Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder as amended from time to time, and any equivalent APPROVAL APPLICATION in a foreign country.

      1.32 "NET SALES" means the total amount invoiced or otherwise charged by SB or its AFFILIATES or sublicensees on account of the sale of a PRODUCT, less the following deductions to the extent actually incurred or allowed based upon the sale of such PRODUCT: (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such non-AFFILIATE for spoiled, damaged, out-dated and returned PRODUCT; (b) freight and insurance costs for transporting such PRODUCT, to the extent invoiced to the purchaser; (c) sales, value-added and other direct taxes on the sale of the PRODUCT; (d) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such PRODUCT; (e) trade, cash, and quantity discounts off the invoiced price and similar promotional discounts or rebates (such as management fees required by hospital buying groups or granted to managed care organizations) off the invoiced price, but excluding [*]; and (f) amounts reflecting retroactive price adjustments on sale of products, to the extent not previously deducted from net sales; all of the foregoing to the extent consistent with the normal practice in the industry, and provided that any and all of the foregoing are calculated in accordance with U.S.A. generally accepted accounting principles consistently applied. The foregoing definition is subject to the following:

            (a) Sales or other transfers of PRODUCTS between SB, its AFFILIATES and/or sublicensees shall not count as NET SALES provided that the PRODUCTS are ultimately

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       6.

sold by one of such entities to a THIRD PARTY and that NET SALES are calculated for such sale of the PRODUCT to the THIRD PARTY.

      (b) In the event that SB sells an AERx SYSTEM, AERx DEVICE, DRUG PRODUCT, or ACCESSORY [*] group sale with other products not covered by this Agreement, and SB provides a discount, allowance or rebate to the purchaser of such products based on the invoiced prices for all products sold, such discount must be allocated pro rata based on average wholesale prices ("AWP") across all such products and may not be applied disproportionately to the AERx SYSTEM, AERx DEVICE, DRUG PRODUCT, or ACCESSORY sold as part of such [*]

            (c) Any transactions regarding PRODUCTS between SB or any of its AFFILIATES and [*] will be deemed to be transactions with a non-AFFILIATE for the purposes of computing NET SALES, provided that the conditions of such [*] including any and all rebates and discounts allocated to transactions [*], are on an arms length basis. Such arm's length rebates and discounts shall be deductible, to the extent provided above, for computing NET SALES hereunder. In the event that [*] is conducted with respect to a PRODUCT within SB or within any of its AFFILIATES as only part of SB's or its AFFILIATE'S total activities (rather than in a separate AFFILIATE that is [*] then a [*] for use in calculating royalties owed based on such activity, will be calculated on an arms length basis for such activities, provided that such [*] shall not in any event be less, on a per unit basis with respect to each particular covered PRODUCT, than the [*] for sales of such PRODUCT to THIRD PARTIES that are [*] in the distribution channel during the same calendar period.

            (d) In the event that a PRODUCT is sold or otherwise commercially exploited in a manner such that the above means of calculating NET SALES is not possible or otherwise is inappropriate (e.g., the PRODUCT is sold as part of a capitated service or is used in a pain management service), the Parties agree to negotiate in good faith a reasonable mechanism for fairly calculating the "NET SALES" resulting from such sales or other commercial exploitation.

            (e) If the Agreement remains in force, but SB's rights hereunder have terminated with respect to a particular country, then any distribution or sales of PRODUCTS in such country by SB, subsequent to such termination, on behalf of or at the direction of a THIRD PARTY licensee or distributor of Aradigm with respect to such PRODUCTS shall not be included as NET SALES hereunder.

      1.33 "PATENT" means (a) all patent applications heretofore or hereafter filed or having legal force in any country; (b) all patents that have issued or in the future issue therefrom, including without limitation utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions (including supplemental protection certificates), additions, registrations or confirmations to or of any such patent applications and patents.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       7.

      1.34 "PHASE I TRIAL" means that portion of the clinical DEVELOPMENT program that provides for initial assessment of safety of an AERx SYSTEM in DEVELOPMENT under this Agreement with a particular ANALGESIC DRUG in human volunteers or patients, which is intended to gather information to support further investigation of particular dose levels using the AERx SYSTEM with such ANALGESIC DRUG in subsequent human clinical trials, performed in accordance with the U.S.A. Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder (including without limitation 21 CFR Part 312), as amended from time to time, or any comparable foreign laws and regulations.

      1.35 "PHASE II TRIAL" means that portion of the clinical DEVELOPMENT program that provides for additional assessment of safety and preliminary assessment of efficacy at particular dosage levels of an AERx SYSTEM in DEVELOPMENT under this Agreement with a particular ANALGESIC DRUG in human volunteers or patients, which is intended to gather information to support the pivotal human clinical trials using the AERx SYSTEM with such ANALGESIC DRUG, performed in accordance with the U.S.A. Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder (including without limitation 21 CFR Part 312), as amended from time to time, or any comparable foreign laws and regulations.

      1.36 "PHASE III TRIAL" means that portion of the clinical DEVELOPMENT program that provides for the controlled human clinical trials, performed after preliminary evidence suggesting dose and effectiveness of an AERx SYSTEM in DEVELOPMENT under this Agreement with a particular ANALGESIC DRUG has been obtained, which is intended to gather the additional information about the effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the AERx SYSTEM with such ANALGESIC DRUG and to provide adequate basis for labeling, performed in accordance with the U.S.A. Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder (including without limitation 21 CFR Part 312), as amended from time to time, or any comparable foreign laws and regulations.

      1.37 "PRODUCT" means an AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or
ACCESSORY.

      1.38 [*] means any present or future [*] which conducts a [*] for or on behalf of THIRD PARTIES, including [*] As of the Effective Date, an AFFILIATE of SB which is [*] Diversified Pharmaceutical Services, a corporation of the state of Minnesota and having a place of business at 3600 West 80th Street, Seventh Floor, Bloomington, Minnesota 55431-1085, U.S.A.

      1.39 "REGULATORY APPROVAL" means, with respect to a country, all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity,

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

necessary for the use, storage, import, transport and sale of an AERx SYSTEM, AERx DEVICE, DRUG PRODUCT, or ACCESSORY in such country for use in the FIELD.

      1.40 "SALES FORECAST" means the annual sales forecast used internally by SB and approved by SB's management for sales of AERx SYSTEMS, AERx DEVICES, DRUG PRODUCTS, and ACCESSORIES developed and sold pursuant to this Agreement, as such forecast exists at the beginning of the applicable annual period.

      1.41 "SB PATENTS" means all PATENTS owned by SB or an AFFILIATE of SB that claim or cover INVENTIONS that relate directly to pulmonary delivery of drugs or devices for the pulmonary delivery of drugs, but excluding JOINT PATENTS.

      1.42 "SB PROPRIETARY DRUG" means an ANALGESIC DRUG that is covered by a PATENT that is owned by, or licensed by a THIRD PARTY to, SB or its AFFILIATE .

      1.43 "SPECIFICATIONS" means the analytical and design specifications for each AERx DEVICE, DRUG PRODUCT, or ACCESSORY, as determined by the DEVELOPMENT COMMITTEE.

      1.44 "TERRITORY" means all of the countries and territories of the world, but excluding such countries and territories that have been removed from SB's rights hereunder in accordance with Sections 2.6 or 5.5 of this Agreement.

      1.45 "THIRD PARTY" means any entity or individual other than Aradigm, SB, or AFFILIATES of either.

      1.46 "THIRD PARTY PAYMENTS" means any payments made by ARADIGM:

            (a) to any THIRD PARTY as a result of Aradigm's obtaining or licensing, prior to or after the Effective Date, such THIRD PARTY'S patents or technology;

            (b) as reimbursement to SB for any payments made by SB in obtaining or licensing a THIRD PARTY'S patents or technology in accordance with Section 9.7;

            (c) as a result of repayment by Aradigm to any THIRD PARTY for financing obtained by Aradigm from any THIRD PARTY; and

            (d) to any THIRD PARTY as a result of any defense or settlement of any THIRD PARTY claim or action against SB and/or ARADIGM alleging that the manufacture, use or sale of the AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY infringes a THIRD PARTY patent in any country of the TERRITORY.

      1.47 "U.S.A." means the United States of America and all of its territories and possessions, such as, but not limited to, Puerto Rico.

2.    PRODUCT DEVELOPMENT.

      2.1 DEVELOPMENT OVERVIEW. The Parties intend to work cooperatively to pursue DEVELOPMENT of the AERx SYSTEM in order to complete the design of the AERx SYSTEM and to obtain REGULATORY APPROVAL for use in the management of pain as soon as practicable using DILIGENT EFFORTS in accordance with the terms of this Agreement. Unless otherwise agreed by the DEVELOPMENT COMMITTEE, Aradigm will conduct the DEVELOPMENT work, as directed by the DEVELOPMENT COMMITTEE and in conformance with the applicable BUDGET, needed to complete the final design and engineering of the AERx SYSTEM. The Parties shall collaborate closely, through the DEVELOPMENT COMMITTEE, to assign responsibility for conducting the various aspects of the DEVELOPMENT work on the AERx SYSTEM. It is anticipated that, unless otherwise determined by the DEVELOPMENT COMMITTEE, Aradigm will conduct the toxicology, stability studies, and clinical DEVELOPMENT work, itself or through its AFFILIATES or subcontractors, on the AERx SYSTEMS through the end of PHASE II TRIALS for U.S.A. and the countries of the European Union using DILIGENT EFFORTS and as directed by the DEVELOPMENT COMMITTEE and in conformance with the applicable BUDGET, and that SB will conduct the clinical DEVELOPMENT work after the end of PHASE II TRIALS, itself or through its AFFILIATES or subcontractors, on each AERx SYSTEM as necessary to obtain and maintain REGULATORY APPROVAL of the AERx SYSTEM, using DILIGENT EFFORTS and as directed by the DEVELOPMENT COMMITTEE. In addition to Aradigm's other duties under the Agreement, Aradigm agrees to provide SB reasonable assistance in the conduct of SB's clinical DEVELOPMENT work and SB shall reimburse Aradigm for expenses incurred by Aradigm in providing such assistance to SB, but only to the extent that such efforts and funding are provided for in the BUDGET for the particular AERx SYSTEM.

      2.2 OVERALL MANAGEMENT OF DEVELOPMENT EFFORTS. As of the Effective Date, the DEVELOPMENT COMMITTEE shall be formed and shall be constituted of an equal, agreed-on number of representatives from each Party. The members of the DEVELOPMENT COMMITTEE as of the Effective Date are as set forth on Exhibit E attached hereto. The Chairperson of the DEVELOPMENT COMMITTEE for the first twelve (12) months after the Effective Date shall be an SB member of the DEVELOPMENT COMMITTEE and shall thereafter alternate between the Parties on an annual basis. The Chairperson shall be responsible for issuing an agenda for the meeting, conducting and chairing the meeting and preparing the minutes for the meeting, and such other tasks as assigned by the committee. The DEVELOPMENT COMMITTEE shall meet regularly, at least once each quarter during the period when DEVELOPMENT is occurring, at mutually convenient sites designated on an alternating basis by each Party, or by telephone, video conference or other acceptable means if requested by a Party. The DEVELOPMENT COMMITTEE shall oversee all DEVELOPMENT activities of the Parties under this Agreement, including coordinating the overall strategy for DEVELOPMENT. The DEVELOPMENT COMMITTEE shall have the responsibilities as set forth generally in Exhibit E. Each Party may appoint its representatives to the DEVELOPMENT COMMITTEE and other members of its project team at its discretion. The members of the project teams shall meet and otherwise communicate as frequently as appropriate to carry out the objectives of the DEVELOPMENT PLAN. It is the intent of the Parties to work together to develop and commercialize the AERx SYSTEMS, AERx DEVICES, DRUG PRODUCTS and ACCESSORIES as set forth herein, and to assign responsibilities for the various operational aspects of the collaboration to those portions of their respective organizations which have the appropriate resources, expertise and responsibility for such functions, but subject to the overall requirements of Section 2.1. The DEVELOPMENT COMMITTEE shall act only if a quorum, meaning at least four (4) members of the committee from each Party, are participating in the meeting, and shall operate only by unanimous decision of its members that are participating in such meeting. The members of the DEVELOPMENT COMMITTEE shall make a DILIGENT EFFORT in good faith to reach decisions on all matters before the committee. In the event the DEVELOPMENT COMMITTEE cannot reach agreement on an issue requiring a decision, senior management officers of the Parties will meet and discuss the issue in good faith in an effort to resolve the issue.

      2.3 DEVELOPMENT PLANS. DEVELOPMENT of each PRODUCT shall be conducted by the Parties in conformance with a DEVELOPMENT PLAN for such PRODUCT prepared and updated by the DEVELOPMENT COMMITTEE as provided herein.

            (a) The Parties agree that the INITIAL PRODUCT shall be the first AERx SYSTEM to be developed under this Agreement. The Parties' intent as of the Effective Date is to obtain, as soon as practicable using DILIGENT EFFORTS, [*] the INITIAL PRODUCT that [*] of the INITIAL PRODUCT in the management of both post-operative (in-patient and outpatient) pain and acute exacerbations [*]. Attached as Exhibit B is a summary DEVELOPMENT PLAN for the INITIAL PRODUCT which reflects the Parties' understanding of the DEVELOPMENT for the INITIAL PRODUCT as of the Effective Date. Promptly after the Effective Date, the DEVELOPMENT COMMITTEE shall prepare, review and submit to the Parties for approval the detailed DEVELOPMENT PLAN for the DEVELOPMENT of the INITIAL PRODUCT.

            (b) Upon selection of each additional ANALGESIC DRUG for DEVELOPMENT as a new DRUG PRODUCT, or selection of a new dosage form or indication to be pursued for a DRUG PRODUCT, the DEVELOPMENT COMMITTEE shall prepare, review and submit to the Parties for approval the initial detailed DEVELOPMENT PLAN for such AERx SYSTEM.

            (c) After reviewing the results of the DEVELOPMENT efforts to date with respect to a particular AERx SYSTEM or PRODUCT, the DEVELOPMENT COMMITTEE shall consider appropriate changes to and shall amend the applicable DEVELOPMENT PLAN to reflect revised DEVELOPMENT and/or regulatory activities as the DEVELOPMENT COMMITTEE reasonably determines to be necessary or useful for achieving the Parties' goal of obtaining REGULATORY APPROVAL of such AERx SYSTEM or PRODUCT as soon as practicable. Notwithstanding the above, no amendment to any DEVELOPMENT PLAN shall be construed to be final until each Party has reviewed and approved any changes to the applicable BUDGET required as a result of such amendment to the DEVELOPMENT PLAN, in accordance with the provisions of
Section 2.4.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       11.

            (d) SB and Aradigm will each use DILIGENT EFFORTS to perform their respective obligations under each DEVELOPMENT PLAN.

      2.4   BUDGETS.

            (a) With respect to each DEVELOPMENT PLAN prepared under Section 2.3, the DEVELOPMENT COMMITTEE shall prepare a proposed budget (the "Proposed Budget") to account for the DEVELOPMENT COSTS to be expended or incurred by each Party in conducting the DEVELOPMENT tasks undertaken under such DEVELOPMENT PLAN for the applicable AERx SYSTEM or PRODUCT. Such Proposed Budget shall be prepared no more than thirty (30) days after completion of the applicable DEVELOPMENT PLAN, and shall include, without limitation, the DEVELOPMENT COSTS to be expended or incurred by each Party.

            (b) Upon completion of each such Proposed Budget by the DEVELOPMENT COMMITTEE, such Proposed Budget shall be submitted to each Party. Each Party shall have the right to review and approve each such Proposed Budget. Any changes to the Proposed Budget suggested by a Party shall be submitted in writing to the other Party and the DEVELOPMENT COMMITTEE no more than thirty
(30) days after receipt of the Proposed Budget by the Party, and the DEVELOPMENT COMMITTEE shall consider all such changes in good faith and shall prepare a revised Proposed Budget reflecting the changes submitted by each Party. Such revised Proposed Budget shall then be provided to each Party for the same review and approval process provided above. Such review process shall continue until each Party has approved such Proposed Budget, at which point such approved Proposed Budget shall be deemed to be the binding budget for incurring or expenditure of DEVELOPMENT COSTS by each of the Parties with respect to DEVELOPMENT of the applicable AERx SYSTEM or PRODUCT (a "BUDGET"), subject to amendment as provided in subsection (c) below.

            (c) Aradigm shall use DILIGENT EFFORTS to comply with the applicable BUDGET with respect to Aradigm's incurring of DEVELOPMENT COSTS for each particular DEVELOPMENT activity and the other costs provided for in the BUDGET for the relevant activity during the applicable calendar year. In the event that Aradigm does incur any expenses for a particular activity that exceed the BUDGET therefor, such event shall not be considered a breach of this Agreement by Aradigm, but SB shall not be responsible for funding any such excess amount, unless otherwise agreed by the Parties. If Aradigm believes that completion of the assigned DEVELOPMENT tasks or other tasks for which costs are provided in the BUDGET during such year will exceed the portion of the BUDGET that is to be funded by SB and that is allocated for Aradigm's efforts, Aradigm will contact the DEVELOPMENT COMMITTEE promptly after such determination in order to initiate discussion by the DEVELOPMENT COMMITTEE of such matter and appropriate means of resolving same. In addition, changes to the SPECIFICATIONS or other changes in DEVELOPMENT PLANS may necessitate changes in the applicable BUDGET, due to required changes in the Parties' respective DEVELOPMENT efforts. The DEVELOPMENT COMMITTEE shall consider in good faith any needed adjustments to the BUDGET resulting from any of the foregoing. The DEVELOPMENT COMMITTEE may agree, after the approval of the BUDGET for DEVELOPMENT COSTS for a particular AERx SYSTEM, to make a recommendation to SB management for an increase in DEVELOPMENT funding BUDGET for such DEVELOPMENT, and such recommendation shall be duly considered by SB. Any changes to the BUDGET recommended by the DEVELOPMENT COMMITTEE and approved by SB shall be made in writing and signed by each PARTY.

            (d) Except as otherwise agreed by the Parties, SB shall provide funding to Aradigm for the DEVELOPMENT COSTS incurred by Aradigm in accordance with the agreed BUDGETS, but excluding any costs incurred with respect to the efforts to be conducted by Aradigm at its expense as provided in subsection (e) below. Such funding shall be paid in advance to Aradigm for each calendar quarter, according to the DEVELOPMENT COSTS outlined in the relevant BUDGET to be incurred by Aradigm during the coming calendar quarter during each year in which Aradigm is conducting DEVELOPMENT, with the first installment to be paid no later than thirty (30) days after the Effective Date, and each installment thereafter to be paid by the first day of the respective calendar quarter. For each calendar quarter after the Effective Date during which Aradigm conducts DEVELOPMENT, Aradigm shall submit a report to SB no more than forty-five (45) days after the beginning of such calendar quarter, which report shall set forth Aradigm's determination of the actual DEVELOPMENT COSTS incurred by Aradigm in conducting DEVELOPMENT work during the previous calendar quarter. If such report indicates that Aradigm expended less than the amount funded by SB, as provided herein, for such quarter in completing tasks assigned for such quarter under the DEVELOPMENT PLAN (but excluding tasks Aradigm is to perform at its expense under subsection (e)), such amounts that were not expended may be credited by SB against the amounts to be paid by SB hereunder at the beginning of the next quarter. If such report indicates that Aradigm expended less than the amount funded by SB for such quarter because Aradigm was unable to conduct or to complete certain tasks assigned for such quarter under the DEVELOPMENT PLAN, SB shall bring such matter to the DEVELOPMENT COMMITTEE, which shall determine whether to reallocate the unexpended funding provided to Aradigm with respect to such tasks, in order to accomplish the tasks that were not conducted or completed.

            (e) Aradigm shall be responsible for providing all funding required to support the conduct of all Aradigm's responsibilities as set forth in the agreed summary DEVELOPMENT PLAN (attached hereto as Exhibit B) for work performed by Aradigm for DEVELOPMENT of the INITIAL PRODUCT under this Agreement, but excluding all efforts (the "Funded Work") of Aradigm relating to
(i) [*] (including all Aradigm's manpower and out-of-pocket expenses relating to such work and the [*] (ii) [*] and (iii) [*]. All DEVELOPMENT COSTS associated with conducting such Funded Work shall be funded by SB under subsection (d) above, consistent with the applicable BUDGET. In the event that the detailed DEVELOPMENT PLAN agreed to by the Parties as provided in Section
2.3 for the DEVELOPMENT of the INITIAL PRODUCT (as such plan may be amended or modified by the Parties) requires that Aradigm expend or incur in excess of [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       13.

[*] in conducting such DEVELOPMENT pursuant to such DEVELOPMENT PLAN
(but excluding the Funded Work), then SB shall provide funding to Aradigm to support such additional Aradigm efforts or work, provided that the extent of such funding by SB shall be limited to the amount approved by SB management in the relevant BUDGET, as originally approved or subsequently modified.

      2.5 REPORTS. Each Party shall maintain accurate and complete records of all DEVELOPMENT activities and all results of any trials, studies and other investigations conducted by or on behalf of such Party hereunder. At least ten
(10) days prior to each meeting of the DEVELOPMENT COMMITTEE, each Party shall prepare a written report for the DEVELOPMENT COMMITTEE summarizing the progress of the work, successes, problems, and delays in that period. Based on information in such reports and other information known to the DEVELOPMENT COMMITTEE, the DEVELOPMENT COMMITTEE shall review the relevant DEVELOPMENT PLANS for the remainder of the year to see if modification is required. The general format of the reports shall be as agreed by the Parties from time to time, and shall be delivered to the DEVELOPMENT COMMITTEE and the other Party. Such reports shall include, without limitation, discussions related to any significant deviations from the DEVELOPMENT PLAN and proposed actions to address such significant deviations, but need not restate items specifically reported to the regular meetings of the DEVELOPMENT COMMITTEE.

      2.6   DEVELOPMENT DILIGENCE.

            (a) SB and Aradigm agree that the Parties shall seek to obtain REGULATORY APPROVAL of the INITIAL PRODUCT and any other AERx SYSTEM chosen for DEVELOPMENT by the DEVELOPMENT COMMITTEE in all of the MAJOR MARKET COUNTRIES, and that each Party shall use DILIGENT EFFORTS to conduct such DEVELOPMENT efforts as are outlined in the relevant DEVELOPMENT PLAN to obtain such REGULATORY APPROVALS as soon as practicable and subject to the regulatory and other legal requirements in the relevant country. The Parties also shall use DILIGENT EFFORTS to conduct such DEVELOPMENT efforts as are required to obtain REGULATORY APPROVAL of the INITIAL PRODUCT and any other AERx SYSTEM chosen for DEVELOPMENT by the DEVELOPMENT COMMITTEE in each additional country of the TERRITORY selected by the COMMERCIALIZATION COMMITTEE, pursuant to Section 5.3, for commercialization of such particular AERx SYSTEM.

            (b) The Parties agree to use DILIGENT EFFORTS in accordance with the applicable DEVELOPMENT PLAN in conducting the DEVELOPMENT of the INITIAL PRODUCT with the goal of obtaining, if possible, REGULATORY APPROVAL in all MAJOR MARKET COUNTRIES with respect to [*] the INITIAL PRODUCT in managing pain, which [*] in the particular countries for use of the INITIAL PRODUCT for both post-operative pain and alleviation of acute exacerbations of [*]. The Parties agree further that if DEVELOPMENT of the INITIAL PRODUCT with the intention of [*] for management of pain is not permitted in a particular country, the Parties will proceed using DILIGENT EFFORTS with the


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

DEVELOPMENT of the INITIAL PRODUCT in such countries to [*] of the INITIAL PRODUCT for both post-operative pain and alleviation of acute exacerbations of [*] to the extent that such is permitted.
SB agrees to use DILIGENT EFFORTS to meet the schedule established in the applicable DEVELOPMENT PLAN for achieving specific clinical DEVELOPMENT milestones in the DEVELOPMENT of the INITIAL PRODUCT in the MAJOR MARKET COUNTRIES. SB shall be deemed to have used DILIGENT EFFORTS if SB has achieved specified DEVELOPMENT milestones with respect to the INITIAL PRODUCT no later than the dates set forth in subsections (c) and (d) below, subject to any adjustment of such dates as provided in subsection (e) below, with the understanding that achievement of a specified DEVELOPMENT milestone with respect to DEVELOPMENT for the general indication of management of pain shall be deemed to satisfy the relevant milestones for each of subsections (c) and (d) below.

            (c) [*] PAIN INDICATION. With respect to each of the following MAJOR MARKET COUNTRIES - U.S.A., France, Germany, United Kingdom, Japan and China - SB shall use DILIGENT EFFORTS to attempt to achieve the following DEVELOPMENT milestones by the applicable date with respect to DEVELOPMENT of the INITIAL PRODUCT for use in managing [*]

      o INITIATION of PHASE III TRIAL for the INITIAL PRODUCT needed to support the relevant APPROVAL APPLICATION for [*] within [*] of the date specified for commencement of such trial in the applicable DEVELOPMENT PLAN as such plan existed upon commencement of the first PHASE II TRIAL on the INITIAL PRODUCT in a MAJOR MARKET COUNTRY.

      o Filing of relevant APPROVAL APPLICATION for [*] within [*] of the date specified for filing such application in the applicable DEVELOPMENT PLAN as such plan existed upon commencement of the first PHASE III TRIAL on the INITIAL PRODUCT in a MAJOR MARKET COUNTRY.

            (d) [*] INDICATION. With respect to each of the following countries
- U.S.A., France, Germany, United Kingdom, Japan and China - SB shall achieve the following DEVELOPMENT milestones by the applicable date with respect to DEVELOPMENT of the INITIAL PRODUCT for use in the alleviation of acute exacerbations of [*] cancer patients, etc.):

      o INITIATION of PHASE III TRIAL needed to support relevant APPROVAL APPLICATION for acute exacerbations of [*] within [*] of the date specified for commencement of such trial in the applicable DEVELOPMENT PLAN as such plan existed upon commencement of the first PHASE II TRIAL on the INITIAL PRODUCT in a MAJOR MARKET COUNTRY.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       15.

      o Filing of relevant APPROVAL APPLICATION for acute exacerbations of [*] within [*] of the date specified for filing such application in the applicable DEVELOPMENT PLAN as such plan existed upon commencement of the first PHASE III TRIAL on the INITIAL PRODUCT in a MAJOR MARKET COUNTRY.

            (e) ADJUSTMENTS OF DATES FOR ACHIEVING MILESTONES. The dates set forth in subsection (c) or (d) above for achieving the specified DEVELOPMENT milestones may be adjusted for a particular milestone only as provided herein, or as otherwise agreed in writing. If any of the following events occur: (i) a change in the SPECIFICATIONS of the applicable PRODUCT that requires additional DEVELOPMENT effort beyond that set forth in the then-existing DEVELOPMENT PLAN;
(ii) a change relating to the medical, scientific, or regulatory criteria or attributes of the applicable PRODUCT, which change is beyond SB's reasonable control; (iii) delays in Aradigm's conduct of its responsibilities under the applicable DEVELOPMENT PLAN; or (iv) Aradigm's delay in or failure to supply to SB the quantities of the applicable PRODUCT or placebo for clinical trial use within the amounts and time frame established by the applicable DEVELOPMENT PLAN; and if the occurrence of one of the foregoing events causes a material delay in SB's ability to conduct DEVELOPMENT on such PRODUCT with respect to achievement of a particular DEVELOPMENT milestone required to be achieved under subsection (c) or (d) above, then the required date for achieving such DEVELOPMENT milestone shall be delayed by the amount of time that SB can reasonably establish it was delayed, due to the occurrence of such event, in conducting such DEVELOPMENT efforts.

            (f) REMEDY FOR FAILURE TO MEET MILESTONE. In the event that SB fails to meet a specified DEVELOPMENT milestone for the INITIAL PRODUCT in a particular MAJOR MARKET COUNTRY by the applicable date, as required in subsection (c) and (d) above, as such date may be adjusted under subsection (e) above, Aradigm shall have the option, upon its written notice to SB delivered no later than [*] after such failure, of [*] under this Agreement in such MAJOR MARKET COUNTRY, and such [*] with respect to SB PROPRIETARY DRUGS, if any. Notwithstanding the foregoing, however, it is agreed that if the [*] for the indications of the management of pain, post-operative pain, and/or alleviation of acute exacerbations of [*] is not legally permitted in a particular MAJOR MARKET COUNTRY by the applicable governmental authorities, there shall be no requirement for SB to achieve any DEVELOPMENT milestone in such country for such indication that is not permitted, and this subsection (f) shall no longer be applicable with respect to such DEVELOPMENT milestone for such indication in such country.

      2.7 SPECIFICATIONS; MODIFICATIONS TO AERX DEVICE. The DEVELOPMENT COMMITTEE shall set the SPECIFICATIONS with respect to each AERx SYSTEM selected for DEVELOPMENT and may modify such SPECIFICATIONS as appropriate, but subject to the applicable BUDGET. The summary SPECIFICATIONS for the INITIAL PRODUCT are attached hereto as Exhibit C, reflecting the Parties' agreement and understanding as of the

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Effective Date of the performance and features of the INITIAL PRODUCT. Promptly after the Effective Date, the DEVELOPMENT COMMITTEE shall prepare the agreed detailed SPECIFICATIONS for the INITIAL PRODUCT. During the term of the Agreement, Aradigm shall have the right to make modifications or changes to any PRODUCT and will provide SB's V.P. and Director, WSO/QA with prior notice of such modifications or changes; provided, however, that any such modifications or changes that, in Aradigm's or SB's reasonable opinion, would: (i) result in a change to the SPECIFICATIONS; (ii) adversely affect the related IND or APPROVAL APPLICATION for the related PRODUCT; (iii) materially delay Aradigm's completion of related tasks under the DEVELOPMENT PLAN for such PRODUCT; (iv) increase the MANUFACTURING COSTS for the affected PRODUCT or (v) adversely affect market receptivity to the PRODUCT; shall be subject to the prior approval of the DEVELOPMENT COMMITTEE. SB's V.P. and Director, WSO/QA shall review any such Aradigm notice of a proposed modification or change to determine if SB believes such modification or change meets any of the criteria set forth in subsections
(i) through (v) above. If, based on such review, SB reasonably believes that such proposed modification or change meets one (or more) of the criteria, SB shall provide Aradigm, within twenty (20) days of receipt of Aradigm's notice, written notice indicating such belief and the basis for such belief, and such proposed change or modification shall then be referred to the DEVELOPMENT COMMITTEE for review. At Aradigm's reasonable request for proposed modifications or changes that may meet the criteria set forth above, the DEVELOPMENT COMMITTEE will attempt to meet promptly in order to discuss the proposed modifications or changes to determine whether to approve such proposals. For any such approved changes in the SPECIFICATIONS, the DEVELOPMENT COMMITTEE shall agree on the appropriate changes required to the applicable DEVELOPMENT PLAN, and the following shall be applicable:

            (a) If the approved changes or modifications are, in the judgment of the DEVELOPMENT COMMITTEE, expected to be useful only in the FIELD, then SB shall be obligated to pay the DEVELOPMENT COSTS to implement such changes.

            (b) If the approved changes or modifications are, in the judgment of the DEVELOPMENT COMMITTEE, expected to be used in products of Aradigm other than the AERx SYSTEM in addition to use in the AERx SYSTEM, then the costs of making such changes or modifications shall be borne by Aradigm.

      2.8 DATA MANAGEMENT SERVICE. The Parties acknowledge that Aradigm intends to explore the development and marketing of data management and related services based on the data collection capabilities of the AERx DEVICE and reserves the right to do so, provided that SB shall also have the right to do so. Aradigm and SB each will report to the DEVELOPMENT COMMITTEE and COMMERCIALIZATION COMMITTEE from time to time on its plans and efforts in this area. The manner in which any such service based on the AERx SYSTEM is commercialized will be subject to the approval of the DEVELOPMENT COMMITTEE and COMMERCIALIZATION COMMITTEE, not to be unreasonably withheld.

      2.9 USE OF ANALGESIC DRUG OUTSIDE PAIN MANAGEMENT. The Parties understand that there may be particular ANALGESIC DRUGS that have utility for indications outside the management of pain. For such an ANALGESIC DRUG that is not under DEVELOPMENT or commercialization hereunder as a DRUG PRODUCT, Aradigm may bring a written request to SB to be permitted to develop and market such ANALGESIC DRUG solely for indication(s) other than pain management. Within [*] of receipt of such request, SB shall either (a) agree that Aradigm may develop and market such ANALGESIC DRUG for indications other than pain management, in which case such ANALGESIC DRUG shall be deemed an "Excluded Drug" hereunder and shall no longer be within the scope of the definition of ANALGESIC DRUG; or (b) reject Aradigm's request in writing, in which case such ANALGESIC DRUG may not be developed independent of this Agreement. For all Excluded Drugs, Aradigm shall use DILIGENT EFFORTS to develop and commercialize such Excluded Drugs, subject to the following: Aradigm may develop, market and promote such Excluded Drugs solely for indications and uses outside of the management of pain, and Aradigm covenants that it shall not knowingly develop, market, promote or sell products containing such Excluded Drugs for use in management of pain via pulmonary delivery of such products, and that it shall contractually require any THIRD PARTY who develops, markets or otherwise promotes such Excluded Drug by or on behalf of Aradigm or to Aradigm's benefit, to make the same covenant with respect to the applicable Aradigm products.

     2.10 [*] In the event that SB obtains data that any [*] substance is or, based on testing in appropriate models, is likely to be useful in the management of pain, and provided that such drug substance is not already in development by Aradigm or its affiliate or licensee, SB may request in writing to the DEVELOPMENT COMMITTEE that such [*] substance be selected for DEVELOPMENT hereunder for use in the FIELD for use in the management of pain. Within [*] of such request, the DEVELOPMENT COMMITTEE shall either (a) select such [*] substance for DEVELOPMENT in the FIELD hereunder as an ANALGESIC DRUG for use in the management of pain, in which case the Parties shall appropriately amend the definition of "ANALGESIC DRUG" to include such [*] substance as an ANALGESIC DRUG and amend the other terms of the Agreement as necessary to provide for the DEVELOPMENT and commercialization of such drug hereunder as a DRUG PRODUCT; or
(b) reject SB's request in writing, in which case such [*] substance shall not be developed under this Agreement unless the DEVELOPMENT COMMITTEE shall subsequently decide to select such [*] substance for DEVELOPMENT in the FIELD hereunder as an ANALGESIC DRUG.

3.    REGULATORY FILINGS.

      3.1   APPROVAL APPLICATIONS.

            (a) Except as otherwise provided in this Section 3.1, SB will be responsible for preparing, assembling and submitting all APPROVAL APPLICATIONS needed to obtain REGULATORY APPROVAL of AERx SYSTEMS, AERx DEVICES, DRUG PRODUCTS and ACCESSORIES throughout the TERRITORY, in consultation with and under the supervision of the DEVELOPMENT COMMITTEE. Such APPROVAL APPLICATIONS will be owned by and filed [*] Aradigm shall prepare and submit to SB for inclusion in the APPROVAL APPLICATIONS the materials relating directly to the AERx

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       18.

DEVICE and the drug packaging for the DRUG PRODUCT. SB will be responsible for using DILIGENT EFFORTS to cause such APPROVAL APPLICATIONS to progress through the approval process throughout the TERRITORY, and Aradigm shall be responsible for using DILIGENT EFFORTS to support this process.

            (b) Except as otherwise provided below, Aradigm shall be responsible for preparing and submitting the DRUG MASTER FILES for reference by such APPROVAL APPLICATIONS, which shall reference the drug master file of the bulk drug manufacturer of the particular ANALGESIC DRUG in DEVELOPMENT. Aradigm will grant to SB the right of reference to such DRUG MASTER FILES by the APPROVAL APPLICATIONS submitted by SB under this Section 3.1. Aradigm will retain ownership of such DRUG MASTER FILES and all INFORMATION to the extent owned by Aradigm contained therein. Notwithstanding the foregoing, SB will retain ownership of all drug master files of SB (or its licensor) and all INFORMATION contained therein related to the bulk manufacture of SB PROPRIETARY DRUGS, and Aradigm shall have no right to own any drug master files or INFORMATION related to any ANALGESIC DRUG that is supplied by or on behalf of SB in accordance with this Agreement. Aradigm shall have the right to take all permitted measures to protect the confidentiality of the INFORMATION in such DRUG MASTER FILES. With respect to DRUG PRODUCTS containing SB PROPRIETARY DRUGS, or that SB is supplying to Aradigm as permitted herein, SB shall prepare, or obtain a right of reference to, the drug master file relating to the bulk manufacturing of such ANALGESIC DRUGS, and shall deliver the same to Aradigm for inclusion in the DRUG MASTER FILE.

            (c) In the event that the regulatory approval process in any particular jurisdiction requires a 510(k) application (or equivalent foreign application) with respect to the AERx DEVICE and/or drug package aspects of the DRUG PRODUCT of an AERx SYSTEM separate from the NDA applicable to the ANALGESIC DRUG contained within the applicable DRUG PRODUCT, then Aradigm shall take responsibility in such situations for preparing and submitting the 510(k) (or equivalent) applications, and SB shall remain responsible for the related NDAs, except that it is understood that in those countries in which Aradigm is not legally permitted to take responsibility for the 510(k) (or equivalent) applications (e.g., because Aradigm does not have an established office in such country), then SB shall have responsibility in such countries for filing of such 510(k) (or equivalent) applications, and shall serve as the correspondent with the FDA or equivalent, but Aradigm shall remain responsible for doing the work that is required to prepare, pursue approval of and maintain such filing in accordance with the relevant BUDGET. All such efforts of Aradigm under this subsection (c) shall be DEVELOPMENT COSTS funded as provided by SB under the applicable BUDGET.

            (d) In the event SB has any communications or meetings with the FDA or any other regulatory agency regarding such APPROVAL APPLICATIONS or the process of seeking or obtaining REGULATORY APPROVAL of a particular PRODUCT, but only to the extent such communications or meetings relate to approval or performance of the PRODUCT, SB shall involve Aradigm in preparing for such communication or meeting and shall give all consideration to Aradigm's concerns relating thereto, and Aradigm shall be entitled to have one representative (or such additional number of representatives as the DEVELOPMENT



                                      19.

COMMITTEE deems appropriate and in accordance with the applicable BUDGET) attend any such meetings with such agencies, to the extent permitted by such agencies. SB shall be responsible for all costs and expenses of preparing, submitting and prosecuting such APPROVAL APPLICATIONS and all fees associated with REGULATORY APPROVAL of PRODUCTS.

      3.2 ADVERSE EVENTS. The term "Adverse Event" as used in this Section shall mean any noxious, pathological or unintended adverse change in anatomical, physiological or metabolic function as indicated by physical signs, symptoms and/or laboratory changes occurring in clinical trials, post-marketing surveillance, or clinical practice during use of an AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY or published in the medical literature, whether or not considered causally related to the PRODUCT. The foregoing includes, without limitation, an exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, and significant failure of expected pharmacological or biological action. During the term of the Agreement, each Party shall notify the other of any information of which such Party becomes aware concerning any Adverse Event according to the procedure agreed by the Parties as provided below. With respect to Adverse Events, the following shall apply:

            (a) Promptly after the Effective Date, each Party shall appraise the other Party of the standard operating procedures for the investigation and reporting of Adverse Events regarding its products. The Parties shall then promptly develop and agree upon procedures for the reporting to each other Adverse Events concerning the PRODUCTS. The Parties shall immediately implement such agreed procedures and shall provide each other on a regular basis with any appropriate information which enables the other party to meet its regulatory obligations in the territories in which it is commercializing or developing PRODUCTS or which is relevant to the safe use of PRODUCTS. The agreed procedures will be reviewed jointly on a regular basis or when there is a change in regulations governing Adverse Events reporting.

            (b) All Adverse Events reports and queries for SB should be addressed to its central safety department, i.e., Associate Director, Worldwide Clinical Safety, SmithKline Beecham Pharmaceuticals, New Frontiers Science Park-South Site, Third Avenue, Harlow, Essex, CM19 5AW, England (facsimile number 44 1279 644322; telephone number 44 1279 644693) and for Aradigm should be addressed to its Director, Regulatory Affairs, Aradigm, 26219 Eden Landing Road, Hayward, CA 94545 (facsimile number (510) 783-0410; telephone number (510) 783-0100), or such other safety representative as may be designated by SB for SB or by Aradigm for Aradigm.

      3.3 ASSIGNMENT OF APPROVAL APPLICATIONS AND ROYALTY PAYMENT TO SB. No later than [*] after the expiration of the Agreement under Section 14.1 or the termination of this Agreement (including termination with respect to particular countries or a particular AERx SYSTEM) or the termination of SB's rights to a particular AERx SYSTEM pursuant to Section 2.6, 2.9, 5.5, 14.2 (due to the uncured breach by SB), or 14.3, SB shall, with respect to each country in which SB's rights hereunder have terminated, either assign to Aradigm or its designee or withdraw, at Aradigm's direction as provided in writing to SB, or withdraw if

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       20.

 Aradigm has not provided SB with such direction or if such assignment is not legally permissible, all APPROVAL APPLICATIONS submitted and REGULATORY APPROVALS obtained with respect to the relevant AERx SYSTEMS, AERx DEVICES, DRUG PRODUCTS and ACCESSORIES subject to such termination in such countries (but excluding any DRUG PRODUCTS that contain SB PROPRIETARY DRUGS). Thereupon, SB shall grant Aradigm the irrevocable right of reference with respect to all clinical data and results owned by SB that arose as a result of work performed under this Agreement with respect to such PRODUCTS in such countries (excluding any DRUG PRODUCTS that contain SB PROPRIETARY DRUGS). In addition, promptly after notice of such expiration or termination, but in any event within [*] after the effective date of such expiration or termination, SB shall transfer to Aradigm a copy of all written materials relating to all such APPROVAL APPLICATIONS and REGULATORY APPROVALS to the extent requested by Aradigm, including without limitation clinical data packages, application materials, and Adverse Event reporting materials and databases. Aradigm shall pay SB, within [*] after receipt of an invoice therefor, SB's actual, out-of-product expenses in copying and transferring such copies of written materials to Aradigm. During the period after notice of termination of the AGREEMENT and up to the date of such termination, SB shall continue to use the same level of efforts SB used prior to such notice in providing supply to consumers of PRODUCTS, subject to amounts of the PRODUCT remaining in SB's inventory at the time of such notice (and including amounts of PRODUCTS added to such inventory due to delivery by Aradigm of PRODUCTS ordered by SB). In addition, if Aradigm, in a particular country and with respect to a particular AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY, relies on a REGULATORY APPROVAL of SB to continue marketing the AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY (if already approved in the country), or relies on the data and information in an APPROVAL APPLICATION relating to such PRODUCT to obtain REGULATORY APPROVAL in such country to commercialize the PRODUCT, then Aradigm will pay SB a royalty equal to [*] of Aradigm's, its AFFILIATES' and its and their licensees' net sales of such AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY in such country. Aradigm's and its AFFILIATES' and licensees' "net sales" of such PRODUCTS shall be calculated in a manner consistent with the calculation of NET SALES as provided herein.

4.    MILESTONE PAYMENTS.

      4.1 INITIAL MILESTONE PAYMENTS. In partial consideration for the licenses granted to SB in the Agreement under PATENTS and INFORMATION, SB shall pay Aradigm the following amounts in U.S. Dollars within the specified time period after the occurrence of the specified events:

            (a) $9.0 million due upon the Effective Date subject to expiration of the waiting period under the Act as provided in Section 15.1, such payment to be made within five (5) business days after the HSR Approval Date, as such term is defined in Section 15.1;

            (b) [*] within thirty (30) days after INITIATION of the first PHASE II TRIAL under this Agreement of the INITIAL PRODUCT.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       21.

For clarity, no payment shall be owed under this Section 4.1 if the milestone event is not achieved during the term of the Agreement prior to the receipt of the notice of termination from the terminating Party by the receiving Party.

      4.2 MILESTONE PAYMENTS FOR CERTAIN DEVELOPMENT EVENTS. As additional consideration for the licenses granted to SB in the Agreement under PATENTS and INFORMATION, SB shall pay Aradigm the following amounts in U.S. Dollars within thirty (30) days after the occurrence of the specified events:

            (a) [*] upon INITIATION of the first PHASE III TRIAL under this Agreement of an AERx SYSTEM;

            (b) [*] upon the filing of the first APPROVAL APPLICATION filed under this Agreement with the FDA or its equivalent for an AERx SYSTEM in the U.S.A., Japan, or any three of the five MAJOR MARKET COUNTRIES located in Europe ; and

            (c) [*] upon the first REGULATORY APPROVAL for an AERx SYSTEM in [*]

For avoidance of doubt, it is agreed that the above milestone payments shall be made just once with respect to achievement of any particular milestone event by the first AERx SYSTEM to achieve such milestone, regardless of the number of times such milestone event may be achieved by such AERx SYSTEM or any other AERx SYSTEM. For clarity, no payment shall be owed under this Section 4.2 if the milestone event is not achieved during the term of the Agreement prior to the receipt of the notice of termination from the terminating Party by the receiving Party.

      4.3 MILESTONE PAYMENTS FOR ADDITIONAL SYSTEMS. As used herein, the term "Additional AERx SYSTEM" shall mean an AERx SYSTEM under DEVELOPMENT pursuant to this Agreement that contains an ANALGESIC DRUG that is a different Active Ingredient (as defined below) from that utilized in the DRUG PRODUCT in an AERx SYSTEM for which the milestone payments under Section 4.2 or this Section 4.3 have been paid by SB. For purposes of this Section, the term "Active Ingredient" shall mean the actual chemical compound that is the ANALGESIC DRUG in a DRUG PRODUCT. A prodrug, metabolite, ester, salt, hydrate, solvate, polymorph or isomer (each, a "Related Compound") of a particular Active Ingredient shall not be considered a different "Active Ingredient" from such Active Ingredient with respect to DEVELOPMENT of a DRUG PRODUCT containing such Related Compound, provided that the DEVELOPMENT COMMITTEE agrees that the DEVELOPMENT efforts needed to achieve REGULATORY APPROVAL of such DRUG PRODUCT and the related AERx SYSTEM shall be substantially less than the typical DEVELOPMENT efforts required for a DRUG PRODUCT containing an entirely different chemical entity. However, notwithstanding the foregoing it is agreed that morphine acetate is a different Active Ingredient from morphine sulfate. As additional consideration for the licenses granted to SB in the Agreement under PATENTS and INFORMATION, for each such Additional AERx SYSTEM, the following milestones payments

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       22.

shall be paid in U.S. Dollars within thirty (30) days after the occurrence of the specified events according to the following schedule, unless otherwise agreed by the Parties:

            (a) [*] upon INITIATION of the first PHASE I TRIAL under this Agreement for such Additional AERx SYSTEM;

            (b) [*] upon INITIATION of the first PHASE III TRIAL under this Agreement for such Additional AERx SYSTEM;

            (c) [*] upon filing of the first APPROVAL APPLICATION under this Agreement with the FDA or its equivalent covering such Additional AERx SYSTEM in [*] and

            (d) [*] upon the first REGULATORY APPROVAL of such Additional AERx SYSTEM in [*].

For avoidance of doubt, for any such Additional AERx SYSTEM, it is agreed that the above milestone payments shall be made just once with respect to achievement of any particular milestone event by such Additional AERx SYSTEM, regardless of the number of times such milestone event may be achieved by such AERx SYSTEM. For clarity, no payment shall be owed under this Section 4.3 if the milestone event is not achieved during the term of the Agreement prior to the receipt of the notice of termination from the terminating Party by the receiving Party. Further, it is agreed that, with respect to any such Additional AERx SYSTEM for which milestones hereunder are being or have been paid, a DRUG PRODUCT containing a different dose or strength of the same ANALGESIC DRUG as is contained in such Additional AERx SYSTEM, or that is in DEVELOPMENT for a different labeled indication than that for which such Additional AERx SYSTEM was in DEVELOPMENT, shall not constitute a separate "Additional AERx SYSTEM" for which milestone payments hereunder must be made beyond the payments made for milestone events achieved by such additional AERx SYSTEM.

      4.4 ADDITIONAL PAYMENT CONDITIONS. With respect to milestone payments owed under either Section 4.2 or 4.3, the following shall be applicable:

            (a) In the event that a particular DRUG PRODUCT and the related AERx DEVICE are subject to separate APPROVAL APPLICATIONS (e.g., because the AERx DEVICE may be approved under a 510(k) application separate from the NDA for the DRUG PRODUCT), the particular milestone payments owed under Section 4.1 or 4.2, as applicable, in such situation for filing of APPROVAL APPLICATIONS and receipt of REGULATORY APPROVALS shall be owed when the particular milestone event has been achieved by both the DRUG PRODUCT and the AERx DEVICE in DEVELOPMENT.

            (b) Upon the first REGULATORY APPROVAL for an AERx SYSTEM [*] at such time as one of the following conditions has been met:


     *Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       23.

                  (i) [*] or

                  (ii) [*]

As used in this Section 4.4(b), the term [*] prepared by Aradigm and delivered to SB for its review and approval, in good faith, which [*] at cleast equal to [*] after commercial launch of the INITIAL PRODUCT. The [*] to enable SB to understand the [*] under this Agreement sufficiently to determine, in SB's judgment exercised in good faith and with commercial reasonableness, that [*] for the first year after launch. If SB has any [*] SB shall provide those [*] to Aradigm promptly, and shall work with Aradigm reasonably and in good faith to agree on [*] If SB does not object to any [*] of the receipt thereof by SB's V.P. and Director, WSO, such [*] SB and Aradigm each agrees to use DILIGENT EFFORTS to achieve [*] prior to the first REGULATORY APPROVAL of an AERx SYSTEM.

5.    DISTRIBUTION LICENSE AND MARKETING.

      5.1 DISTRIBUTION LICENSE. Subject to compliance with the terms of this Agreement, Aradigm hereby grants SB the exclusive license under the ARADIGM PATENTS and the INFORMATION owned or CONTROLLED by Aradigm and provided to SB under this Agreement to use, import, market, offer for sale and sell, solely in the TERRITORY and solely for use in the FIELD, the AERx SYSTEMS, AERx DEVICES, DRUG PRODUCTS and ACCESSORIES that were either (i) purchased from Aradigm hereunder or (ii) manufactured pursuant to the permitted exercise of the Back-Up License granted to SB under Section 6.6(c). SB may sublicense such license rights to its AFFILIATES. SB may sublicense such license rights to THIRD PARTIES in any MAJOR MARKET COUNTRY only to the extent permitted by Aradigm in writing, which approval shall not be unreasonably withheld, and may freely sublicense such rights to THIRD PARTIES in any other country in the TERRITORY. Aradigm shall not develop the AERx SYSTEMS, AERx DEVICES, and DRUG PRODUCTS for any use outside the FIELD; provided that the foregoing shall not be interpreted to prevent Aradigm or its AFFILIATES or THIRD PARTY licensees from developing or having developed its other AERx pulmonary drug delivery devices for any use outside the FIELD. Unless otherwise agreed by the Parties in writing, SB is not licensed hereunder to, and SB covenants that it shall not knowingly, develop, market, use, import, market, offer for sale and sell the AERx SYSTEMS, AERx


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       24.

DEVICES, DRUG PRODUCTS and ACCESSORIES for any use or utility outside the FIELD or in any country outside the TERRITORY.

      5.2 GRANT BACK LICENSE. SB hereby grants Aradigm a royalty-free, worldwide, nonexclusive license under the SB PATENTS to manufacture, import, use, market and sell pulmonary delivery products; provided, however that during the term of this Agreement, the foregoing license shall not include or cover pulmonary delivery or any other use of any SB PROPRIETARY DRUG except to the extent that such drug is an ANALGESIC DRUG under DEVELOPMENT or being commercialized as part of a DRUG PRODUCT under this Agreement, and that after expiration or termination of this Agreement, the foregoing license shall not include or cover the manufacture, import, use, marketing or sale of any SB PROPRIETARY DRUG for pulmonary delivery or any other use.

      5.3 OVERALL MANAGEMENT OF COMMERCIALIZATION EFFORTS. Promptly after the INITIATION of PHASE III TRIALS on the first AERx SYSTEM, the Parties shall form the COMMERCIALIZATION COMMITTEE constituted of an equal, agreed-on number of representatives from each Party. The COMMERCIALIZATION COMMITTEE shall meet regularly, at least once each quarter thereafter during the Agreement. Such meetings shall take place at an SB location in the U.S.A. or, if requested by either Party, via telephone or video teleconference. The COMMERCIALIZATION COMMITTEE shall oversee all activities of the Parties under this Agreement relating to commercialization and marketing of PRODUCTS, including coordinating the overall strategy for the commercialization of PRODUCTS and preparing for the launch of PRODUCTS. The COMMERCIALIZATION COMMITTEE shall: (i) review the Marketing Plans and appropriate amendments thereto; (ii) be the primary contact point between the Parties regarding the transfer of INFORMATION and the discussion of efforts to conduct marketing of PRODUCTS; (iii) review PRODUCT marketing success and formulate strategies to address issues with PRODUCT commercialization; (iv) select the countries, in addition to the MAJOR MARKET COUNTRIES, in which to conduct DEVELOPMENT and commercialization of the AERx SYSTEMS; and (v) evaluate commercial opportunities for additional new PRODUCTS. Each Party may appoint its representatives to the COMMERCIALIZATION COMMITTEE. The members of the project teams shall meet and otherwise communicate as frequently as appropriate to carry out the objectives of the Marketing Plans. The COMMERCIALIZATION COMMITTEE shall operate by unanimous decision of its members, and the members of the COMMERCIALIZATION COMMITTEE shall make a good faith effort to reach decisions on all matters before the committee; provided, however, that it is understood that [*] members on the COMMERCIALIZATION COMMITTEE. All expenses of Aradigm in attending COMMERCIALIZATION COMMITTEE meetings shall be borne by Aradigm.

      5.4 MARKETING PLANS. At least [*] prior to the expected commercial launch of an AERx SYSTEM in any country, SB shall provide Aradigm's representatives on the COMMERCIALIZATION COMMITTEE with a copy of the SB's draft marketing plan for such AERx SYSTEM and components thereof in such country for Aradigm's review and comment.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Thereafter, on an annual basis, in accordance with the timing within SB's internal practices and procedures for producing marketing plans, SB shall provide Aradigm with its marketing plan for such PRODUCT for the following year, for Aradigm's review and comment. Such marketing plans shall also include SB's projected sampling of each AERx SYSTEM, AERx DEVICE, DRUG PRODUCT, and ACCESSORY (if legally permissible) during the following year. Aradigm shall treat all such marketing plans as SB's CONFIDENTIAL INFORMATION. SB shall consider in good faith all Aradigm's reasonable suggestions or concerns regarding such SB marketing plans. In connection with the development of a commercialization strategy for the AERx SYSTEMS and components thereof, SB will give consideration to making appropriate use of the distribution capabilities that Aradigm is establishing for its other pulmonary delivery products for distribution of the AERx DEVICE, provided that nothing herein shall be construed to mean that SB shall be under any obligation to use such distribution capabilities. Subject to the foregoing, and to compliance with Section 5.5, all decisions regarding marketing, promotion and sales of each AERx SYSTEM, AERx DEVICE, DRUG PRODUCT, and ACCESSORY throughout the TERRITORY by or on behalf of SB shall be at SB's sole discretion.

      5.5   MARKETING DILIGENCE.

            (a) SB and its AFFILIATES shall use DILIGENT EFFORTS to market and sell each AERx SYSTEM that has received REGULATORY APPROVAL in all countries in the TERRITORY where such REGULATORY APPROVAL has been granted. Without limiting the generality of the foregoing, SB agrees to launch sales of the AERx SYSTEM in each such country within [*] of the date SB obtains REGULATORY APPROVAL in such country which approval includes any required pricing approval that is granted at a price that is, in SB's judgment, reasonably exercised, commercially viable. In addition, there shall be a presumption that SB has failed to use DILIGENT EFFORTS in conducting marketing of an AERx SYSTEM if for a continuous period of [*] at any time following launch of commercial sales of such AERx SYSTEM in a country, no sales of the AERx SYSTEM or its component AERx DEVICE, DRUG PRODUCT or ACCESSORIES are made in such country; provided that such event is not directly caused by an event of force majeure (but only for so long as SB uses DILIGENT EFFORTS to end the effects of such event of force majeure). If SB breaches the foregoing requirements in a particular country, and fails to cure such breach within [*] days of written notice thereof from Aradigm, then Aradigm may terminate SB's rights hereunder in such country with respect to such AERx SYSTEM upon written notice provided to SB no later than ninety (90) days after the end of such [*] day period, but provided that SB has not cured such breach prior to Aradigm's giving such notice of termination.

            (b) In addition to the obligations under subsection (a), SB shall, in order to [*] according to the following schedule, which [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

    [*]
    [*]

    [*]

provided, however, that if [*] in the geographical areas of (i) the U.S.A., (ii) Japan, or (iii) [*] in Europe, then the foregoing obligation [*] shall be [*] for each of such geographical areas (i.e., as listed in (i), (ii) or (iii)) in which such [*] In addition, the foregoing obligation to [*] shall be [*], but only during the period of time in which such circumstances continue to exist:

            (1) an event of force majeure (as defined in Section 15.7) has occurred that prevents or impedes SB from making sales of the INITIAL PRODUCT or its related AERx DEVICES or DRUG PRODUCTS, but only so long as the effects of such event continue and so long as SB continues to make DILIGENT EFFORTS to end the effects of such event of force majeure; or

            (2) Aradigm has committed a breach of its obligation to supply SB with INITIAL PRODUCT or its related AERx DEVICES or DRUG PRODUCTS and such breach has caused SB to be unable to meet a substantial amount of existing orders for any such PRODUCTS, but only so long as the effects of such breach continue such that SB's sales of such affected PRODUCTS, as measured during any [*] of such PRODUCTS for the three month period directly prior to the date of such breach; or

            (3) SB is manufacturing PRODUCTS pursuant to the permitted exercise of the Back-Up License under the provisions of Section 6.6(c), but only so long as SB continues to have the right to exercise such manufacturing license.

During any period in which [*] under this Section 5.5(b) is [*] as provided above, the [*] shall also be [*], such that the aggregate length of time for which SB shall have the obligation to [*] subject to earlier termination of the Agreement. In the event that SB's right to commercialize PRODUCTS is terminated in the U.S.A., the [*] shall be reduced as provided above, and such [*] in Japan or at least [*] in Europe. In the event SB
[*] hereunder, Aradigm may give SB written notice of such [*], and if SB has not cured such [*] within [*] of such notice, Aradigm may then [*] by written notice provided no later than [*] after the end of such cure period.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       27.

            (c) The COMMERCIALIZATION COMMITTEE shall use DILIGENT EFFORTS to determine which countries (in addition to the MAJOR MARKET COUNTRIES) to select pursuant to Section 5.3 for DEVELOPMENT and commercialization of the AERx SYSTEMS. Countries in the world may be excluded from the TERRITORY as provided below.

                  (i) If the COMMERCIALIZATION COMMITTEE determines that SB will not commercialize any AERx SYSTEMS in a particular country, either itself or through an AFFILIATE or sublicensee, the COMMERCIALIZATION COMMITTEE shall give Aradigm written notice of such determination promptly after such determination, and upon such notice all SB's right to distribute all PRODUCTS in such country shall immediately terminate, except as otherwise provided in subsection (iii) below, and thereafter such country shall be excluded from the definition of "TERRITORY" and Aradigm shall have the right to distribute, market and sell the PRODUCTS in such country and to license others to do so, except that Aradigm shall have no such right with respect to a DRUG PRODUCT which contains an SB PROPRIETARY DRUG.

                  (ii) If by the date that is [ * ] after the [ * ] in a MAJOR MARKET COUNTRY, the COMMERCIALIZATION COMMITTEE has not selected a particular country for commercialization of the AERx SYSTEMS, and the Parties have not commenced DILIGENT EFFORTS [*] in such country, then immediately upon written notice provided by Aradigm after such date (but subject to the dispute resolution provisions of Section 13.1 in the event that SB contends that the foregoing requirements are not met), and except as otherwise provided in subsection (iii) below, all SB's right to distribute AERx SYSTEMS, AERx DEVICES, ACCESSORIES and DRUG PRODUCTS in such country shall immediately terminate, and thereafter such country shall be excluded from the definition of "TERRITORY" and Aradigm shall have the right to distribute, market and sell the AERx SYSTEMS and DRUG PRODUCTS in such countries and to license others to do so, except that Aradigm shall have no such right with respect to a DRUG PRODUCT which contains an SB PROPRIETARY DRUG.

                  (iii) Notwithstanding the provisions of subsections (i) and
(ii) above, if SB has launched PRODUCTS in at least [ * ] in Europe within [ * ] after the first REGULATORY APPROVAL of an AERx SYSTEM in a MAJOR MARKET COUNTRY, then the COMMERCIALIZATION COMMITTEE may elect not to launch the PRODUCTS, or to cease commercialization of PRODUCTS, in any country of the European Union, so long as SB continues to commercialize the PRODUCTS in at least [ * ] in Europe, and such election shall not trigger the rights of Aradigm under subsection (ii) above with respect to such other countries. Similarly, if SB has launched PRODUCTS in the U.S.A. within [ * ] after the first REGULATORY APPROVAL of an AERx SYSTEM in a MAJOR MARKET COUNTRY, then the COMMERCIALIZATION COMMITTEE may elect not to launch the PRODUCTS, or to cease commercialization of PRODUCTS, [ * ] and such election shall not trigger the rights of Aradigm under subsection
(ii) above with respect to [ * ] However, if SB has not launched the PRODUCTS in at least [ * ]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       28.

[*] in Europe within [*] after the first REGULATORY APPROVAL of an AERx SYSTEM in a MAJOR MARKET COUNTRY, then all countries in the European Union shall be excluded from the definition of "TERRITORY" and Aradigm shall have the right to distribute, market and sell the AERx SYSTEMS and DRUG PRODUCTS in such countries and to license others to do so, except that Aradigm shall have no such right with respect to a DRUG PRODUCT which contains an SB PROPRIETARY DRUG.

      5.6 REPORTS. Commencing after the first commercial sale of a PRODUCT in any country, SB will provide to Aradigm a report on a quarterly basis within forty-five (45) days of the end of such calendar quarter summarizing SB's, its AFFILIATES' and sublicensees' marketing efforts and containing a true and accurate accounting of quarterly sales, including calculations of NET SALES itemized by PRODUCT and by country, with respect to the PRODUCTS sold during such period, and the corresponding royalty payments due Aradigm pursuant to
Section 7.3.

      5.7 PACKAGING AND LABELING. The PRODUCTS for commercial sale under this Agreement shall be packaged by Aradigm and labeled consistent with the requirements of the regulatory authorities in the country in which it will be sold, and where legally permissible, shall identify any applicable ARADIGM PATENTS consistent with marking requirements, and shall identify Aradigm as the manufacturer of the PRODUCTS and SB as the distributor of such PRODUCTS. Subject to the foregoing and to compliance with Section 9.10, SB shall in its reasonable discretion determine the packaging and labeling for the PRODUCTS for resale hereunder.

      5.8   RESTRICTIVE COVENANTS.

            (a) SB OBLIGATIONS. During the term of the Agreement, SB and its AFFILIATES shall not market or sell any products [ * ] covered by this Agreement in any countries of the TERRITORY. Notwithstanding the foregoing, SB shall retain the right to develop, market and sell, or to have THIRD PARTIES develop, market and sell in [ * ] all countries.

            (b) ARADIGM OBLIGATIONS. During the term of this Agreement, except as otherwise permitted in Section 2.9, Aradigm and its AFFILIATES shall not (i) manufacture or sell any products, or license any THIRD PARTY to manufacture or sell any products, [ * ] covered by this Agreement; or (ii) manufacture or sell, or license any THIRD PARTY to manufacture or sell, in any countries in the TERRITORY any pulmonary inhalation drug products that (1) are similar in function and performance to the AERx SYSTEM, (2) are [ * ] Aradigm or such licensee specifically for the treatment of cancer pain or post-operative pain, and (3) have analgesic efficacy comparable to DRUG PRODUCTS for use in treating cancer pain or post-operative pain. Except as expressly provided in subsection
(ii) in the foregoing, Aradigm and its AFFILIATES shall retain the right to develop, market and sell, and/or to have THIRD PARTIES


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      29.

develop, market and sell, any and all products (other than AERx DEVICES and DRUG PRODUCTS) for use outside the FIELD in all countries, but subject to Section
5.1. For clarification, the foregoing shall not be interpreted to prevent Aradigm from developing, using, making and selling other of its AERx pulmonary drug delivery systems for use outside the FIELD, except to the extent expressly provided in subsection (ii) in the foregoing.

      5.9 RESTRICTIONS ON DISTRIBUTORS AND DEALERS. SB shall require that its AFFILIATES, and all its non-AFFILIATE distributors or dealers to whom SB or its AFFILIATES sell the PRODUCTS for resale, shall not knowingly market, promote, advertise or sell the PRODUCTS for any use other than use in the FIELD or in any country or territory outside the TERRITORY, subject to compliance with any applicable laws or governmental regulations. Except as otherwise permitted in
Section 2.10, Aradigm shall require that its AFFILIATES, and all its non-AFFILIATE distributors or dealers to whom Aradigm or its AFFILIATES sell any pulmonary inhalation devices, packets containing drugs for use in such pulmonary inhalation devices, or accessories therefor, including, but not limited to, any AERx pulmonary drug delivery devices, for use outside the FIELD, shall not knowingly market, promote or advertise use of such devices, packets or accessories for use in the FIELD, and, to the extent the TERRITORY is less than the entire world, shall not knowingly market or sell any PRODUCTS for use in the TERRITORY, subject to compliance with any applicable laws or governmental regulations.

6.    MANUFACTURING AND SUPPLY.

      6.1 MANUFACTURING RIGHTS. Subject to Section 6.6, Aradigm shall retain all rights to manufacture or have manufactured the AERx SYSTEMS, AERx DEVICES, DRUG PRODUCTS and ACCESSORIES. Aradigm agrees to supply the clinical trial requirements for the AERx DEVICES, DRUG PRODUCTS, placebos (in AERx unit packets), and ACCESSORIES used in clinical DEVELOPMENT and SB's, its AFFILIATES, and its sublicensees' requirements in the TERRITORY for all PRODUCTS for promotional use in the FIELD and for commercial sale for use in the FIELD, pursuant to the supply terms provided below.

      6.2 BULK DRUG SUBSTANCE. Subject to the following, Aradigm shall be responsible for securing a supply of bulk ANALGESIC DRUGS for inclusion in DRUG PRODUCTS. Such supply will be obtained from suppliers holding current drug establishment registrations and DRUG MASTER FILES with FDA and similar foreign regulatory agencies and appropriate current licenses from the U.S. Drug Enforcement Administration and from similar foreign regulatory agencies. In the event that SB can obtain the bulk supply of a particular ANALGESIC DRUG on terms more favorable than Aradigm is able to obtain, then SB may contract to obtain the bulk supply to be provided to Aradigm at SB's cost; provided that if SB obtains such bulk supply pursuant to a contractual arrangement with the supplier that grants SB exclusive rights to such supply, SB covenants that [ * ] in the event of termination of this Agreement in its entirety pursuant to Section 2.6, 5.5, 14.2 (due to the uncured breach by SB), or 14.3, and provided further that if the Agreement terminates as to


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      30.

specific countries, pursuant to Sections 2.6 or 5.5, then [*] such bulk ANALGESIC DRUGS as [*] in order to commercialize the AERx SYSTEMS in such countries, except that, notwithstanding the above, [*] any ANALGESIC DRUG that is covered by a PATENT owned or controlled by SB or its AFFILIATE.

      6.3 CLINICAL SUPPLY. Aradigm agrees to provide for use by the Parties such quantities of the AERx DEVICE, ACCESSORIES, DRUG PRODUCT and placebos (in AERx unit packets), required for conducting preclinical and clinical DEVELOPMENT, as the DEVELOPMENT COMMITTEE provides under the applicable DEVELOPMENT PLAN. Clinical supplies of the DRUG PRODUCT under DEVELOPMENT (and placebo if required) shall be formulated and packaged as determined by the DEVELOPMENT COMMITTEE for use with AERx DEVICE in the clinical trials to be conducted under this Agreement. The forecast of such DEVELOPMENT requirements for such PRODUCTS shall be contained within the relevant DEVELOPMENT PLAN, as updated in accordance with Section 2.3. Aradigm shall use such forecasts and updates to prepare the manufacturing of such requirements of the PRODUCTS (and placebo) for preclinical and clinical use for the next four (4) calendar quarters. Aradigm shall supply the quantities of the AERx DEVICES, ACCESSORIES, DRUG PRODUCTS and placebos for use in clinical trials at the delivery times outlined in the relevant DEVELOPMENT PLAN; provided, however, that such delivery times are not less than [*] days after the most recent update of such requirements as outlined in the relevant DEVELOPMENT PLAN. To the extent possible, the DEVELOPMENT COMMITTEE shall use good faith efforts to ensure that each update of the DEVELOPMENT requirements in a particular DEVELOPMENT PLAN shall not deviate, with respect to any particular item, by more than [*] from the amount of such item forecasted to be required in the most recent previous forecast. Notwithstanding the foregoing, if unanticipated changes arise that result in an increase by more than [*] from the amount of such PRODUCT previously forecasted to be required, in the quantity requirements of AERx DEVICES, ACCESSORIES, DRUG PRODUCTS and/or placebos required for DEVELOPMENT under the applicable trial protocol, Aradigm will use DILIGENT EFFORTS to fulfill the requirements in excess of [*] of the forecasted requirements, subject to its other business obligations. Shipment, delivery and acceptance of AERx DEVICES, ACCESSORIES, DRUG PRODUCTS and placebos shall be in accordance with Sections 6.8 and 6.10 of this Agreement. Reimbursement to Aradigm for supplying PRODUCTS and placebos under this Section 6.3 shall be as provided in
Section 7.1.

      6.4 COMMERCIAL PRODUCT SUPPLY. Aradigm agrees to provide SB with its commercial requirements of the AERx SYSTEMS, AERx DEVICES, DRUG PRODUCTS and ACCESSORIES for which REGULATORY APPROVAL has been obtained, in FINISHED FORM pursuant to the following terms.

      6.5   FORECASTING AND ORDERING MECHANISMS.

            (a) At such time after the Effective Date that Aradigm [*] Aradigm shall provide to SB such INFORMATION in Aradigm's CONTROL relating to Aradigm's PRODUCT

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      31.

manufacturing steps and timing, and in particular with respect to lead times Aradigm requires to achieve manufacture of PRODUCTS on a commercial scale hereunder, as SB reasonably requires in order to determine appropriate procedures and mechanisms for providing to Aradigm forecasts of SB's (and its AFFILIATES' and sublicensees') requirements for PRODUCTS to be ordered and purchased hereunder, and for ordering such requirements. SB shall review such INFORMATION promptly after receipt, and appropriate representatives from SB and Aradigm shall then meet to determine the appropriate forecasting, ordering and inventory mechanisms that will be used by the Parties for ordering and supplying the commercial requirements of PRODUCTS hereunder. Such forecasting, ordering and inventory mechanisms shall be set forth in a writing, and upon mutual execution of such writing by the Parties, such mechanisms (the "Supply Procedures") shall become part of this Agreement.

      (b) With respect to the forecasting mechanism, such Supply Procedures shall provide: (i) that within an agreed period of time prior to the first expected REGULATORY APPROVAL of an AERx SYSTEM, SB shall provide a good faith estimate of its expected requirements, on a per quarter basis, for each particular PRODUCT in the AERx SYSTEM to be ordered for an agreed period before and an agreed period after the AERx SYSTEM launch; (ii) as of an agreed time before the first expected REGULATORY APPROVAL of a particular AERx SYSTEM, SB shall provide Aradigm a rolling 12 month forecast for SB's expected orders for each particular PRODUCT during each month during such 12 month period; (iii) SB shall provide Aradigm updated forecasts for expected orders of PRODUCTS at agreed intervals of time; (iv) that in each forecast provided, the forecasted orders for an agreed time period for each forecasted PRODUCT shall constitute binding orders by SB for such PRODUCTS, to be placed during such agreed time period; and (v) that the amount by which the forecasted orders for each PRODUCT in a particular forecast delivered to Aradigm may not deviate by more than [*] from the forecast for orders for such PRODUCTS in the most recent previous forecast submitted to Aradigm. Such forecasting mechanism in the Supply Procedures shall also provide that SB may make a written request that Aradigm permit the binding order to deviate from the limitations that are established in the Supply Procedures, which request Aradigm will reasonably consider.

            (c) With respect to the ordering mechanism, such Supply Procedures shall provide: (i) that SB or its AFFILIATES shall place orders for the PRODUCTS to be supplied under the Agreement on SB's standard purchase order form, specifying the quantity of each specific PRODUCT ordered and the requested delivery date, which shall not in any event be sooner or later than agreed time period(s) from the date of such purchase order; (ii) that to the extent any purchase order, invoice or acknowledgment form used by SB contains any provisions additional or contrary to the provisions of this Agreement, such additional or contrary provision shall have no force or effect and the terms of this Agreement shall control; (iii) that Aradigm shall not be obligated to supply any amounts of a particular PRODUCT in such order more than an agreed percentage of the unit quantity of such PRODUCT specified in the binding forecast for the applicable time period; (iv) that SB's orders for a PRODUCT may not be less than an agreed percentage of the binding forecast for such PRODUCT for the applicable time period; (v) that Aradigm agrees that it will use DILIGENT EFFORTS to provide additional amounts of a particular PRODUCT, beyond the foregoing limitation on Aradigm's obligation to supply, upon SB's reasonable request, but consistent with Aradigm's other business obligations.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      32.

            (d) The Supply Procedures shall also establish an inventory mechanism for PRODUCTS, which shall provide that (i) within an agreed period of time after the commercial launch of a particular AERx SYSTEM, Aradigm shall use DILIGENT EFFORTS to maintain an inventory of the PRODUCT in such AERx SYSTEM at least equal to the written forecast for purchases of such product to be made during an agreed number months in the most recent forecast provided to Aradigm by SB under the forecasting mechanism of the Supply Procedures, with the understanding that such agreed number of months must take into account stability considerations; (ii) SB shall maintain an inventory of all PRODUCTS in accordance with SB's normal practices, and shall give Aradigm quarterly updates of the extent of such inventory; (iii) each Party's inventory of PRODUCTS and/or components maintained under such inventory mechanism shall only be permitted to fall below the levels established in subsection (i) above in the event that SB submits orders in excess of the forecasted amounts or Aradigm experiences manufacturing or supply problems with respect to the PRODUCTS; (iv) Aradigm shall use DILIGENT EFFORTS in accordance with Aradigm's normal practices to promptly replenish any inventory of a PRODUCT that is depleted in satisfying purchases of the PRODUCT by SB hereunder; and (v) Aradigm's inventory of PRODUCTS as required under the Supply Procedures shall be maintained by Aradigm at no charge to SB.

            (e) The Parties further agree that if the foregoing forecasting, ordering or inventory mechanisms established in the Supply Procedures are determined by the Parties, in good faith cooperation and giving reasonable consideration to each Party's economic and business needs, to be inappropriate given the then-existing manufacturing and supply circumstances regarding PRODUCTS hereunder, the Parties will discuss in good faith appropriate amendments to the applicable mechanisms in the Supply Procedures.

      6.6 RESOLUTION OF SUPPLY PROBLEMS. Problems with respect to inability of Aradigm to supply on a timely basis PRODUCTS ordered by SB in compliance with this Agreement shall be addressed as provided below.

            (a) If [*] that Aradigm will not be able to supply to SB [*] most recent orders and/or binding forecasts of orders for a particular PRODUCT submitted by SB in accordance with the Supply Procedures, Aradigm shall immediately notify SB in writing of such determination, which notice shall provide SB with the details on the extent of the expected shortfall of supply, the causes of such inability to supply, and Aradigm's proposed solution to the problem. Upon such notice of a supply problem, or in any event upon Aradigm's failure to satisfy, within the delivery time frame specified by SB consistent with the Supply Procedures, a portion of the PRODUCTS ordered by SB in compliance with this Agreement, but provided that such supply problem or failure cannot be satisfied or addressed by SB's and Aradigm's existing inventories for such PRODUCTS and will cause an interruption in the supply of such PRODUCTS by SB or its AFFILIATES to the commercial market for [*] then SB and Aradigm will immediately [*] an appropriate resolution to the supply problem. [*] resolving the problem, including without limitation establishing an alternative source of supply for the affected PRODUCTS, creating a back-up manufacturing facility, or proceeding directly to permitting SB to exercise the back-up

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       33.

 license as provided under subsection (c) below so that SB can manufacture an agreed amount of such PRODUCTS to cover the shortfall in supply, with Aradigm continuing to supply an agreed amount of such PRODUCTS. [*] to the supply problem will be [*].

            (b) If the Parties cannot reach agreement on an appropriate resolution to the supply problem within [*] of commencing such discussions under subsection (a) above, senior management representatives of the Parties will immediately meet to discuss in good faith the problem in an effort to reach agreement on such resolution. As part of such discussions, Aradigm shall make [*] during the period when such supply problem with respect to such PRODUCTS is expected to continue. Any agreed resolution by the Parties to the supply problem will be set forth in a writing executed by both Parties. If, despite good faith efforts, the senior management officials are unable to reach agreement on such resolution of the supply problem within [*] of their commencing such discussions, then at SB's written request provided to Aradigm no more than [*] thereafter, the Parties will proceed as provided in subsection (c) below.

            (c) If there is a PRODUCT supply problem subject to the provisions of subsections 6.6(a) and (b) above, and (1) the [*] resolution of such problem within the time frames set forth above by the end of the [*] as provided under subsection (b), or (2) Aradigm has failed to meet to discuss the problems as required above, then at SB's written request provided to Aradigm no more than [*] SB shall be permitted to exercise the license granted in the following sentence. Subject to all other obligations of the Agreement, Aradigm hereby grants to SB a co-exclusive license (the "Back-Up License"), under relevant ARADIGM PATENTS and INFORMATION owned or CONTROLLED by Aradigm, as necessary to permit SB to make or have made only the PRODUCT that is the subject of such supply problem that was not resolved by the Parties, solely for sale in the TERRITORY for use in the FIELD under this Agreement. However, SB covenants, represents and warrants that SB shall not exercise the Back-Up License unless and until the conditions specified in the first sentence of this Section 6.6(c) have been completely satisfied. In the event that SB is permitted to exercise the Back-Up License, then SB shall have the right to grant one sublicense under the Back-Up License to a THIRD PARTY, solely for the period in which SB's right to exercise the license hereunder exists, and provided further that [*] Immediately upon SB's written request hereunder to exercise the Back-Up License, Aradigm shall transfer to SB copies of all INFORMATION, including technical information, that is owned or Controlled by Aradigm, relates to the manufacture of the PRODUCT that is the subject of the Back-Up License and is reasonably necessary to enable SB to manufacture such PRODUCT. Thereafter, but only during the period when SB is permitted hereunder to exercise the Back-Up License, SB shall be permitted access to and a right of reference to the DRUG MASTER FILES and any APPROVAL APPLICATIONS held in Aradigm's name for the PRODUCTS that are the subject of such Back-Up License. Aradigm shall provide SB reasonable assistance, at SB's request and SB's expense, with respect to understanding such manufacturing INFORMATION and practicing the Back-Up License.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                       34.

Notwithstanding the grant of the Back-Up License, Aradigm shall continue to utilize its DILIGENT EFFORTS to continue to supply to SB amounts of the affected PRODUCT ordered by SB hereunder.

      Any exercise of the Back-Up License by SB under this subsection (c) shall be subject to compliance by SB with the following:

                  (i) With respect to the PRODUCT that was the subject of the supply problem and is covered by the Back-Up License, [*] the amounts of such PRODUCT that [*] as provided in subsection (b) above, during the Parties' discussions, for the period of the supply problem, except that [*] for the PRODUCT during the applicable period, and provided further that if [*] such PRODUCT at any time during the period, [*] any amounts of such PRODUCT [*] under this subsection (c)(i) shall immediately terminate;

                  (ii) At such time as Aradigm, according to [*] under subsection (b) above, is able to meet all of SB's forecasted orders for the PRODUCTS, and provided that Aradigm at that time [*] the Back-Up License granted under this Section 6.6(c) shall no longer be exerciseable with respect to such PRODUCT, and SB shall immediately cease to exercise and practice the Back-Up License, provided that SB shall retain all rights under this Section 6.6 with respect to any subsequent supply problem as to any PRODUCT.

                  (iii) If the Back-Up License is due to a supply problem caused by an event of force majeure (as defined in Section 15.7) affecting Aradigm or one of its suppliers of components for the affected PRODUCT, then SB's payment obligations set forth in Section 7.3 with respect to the affected PRODUCT that is the subject of such Back-Up License [*] manufactured under the Back-Up License and sold by SB or its AFFILIATES or sublicensees. For any supply problem that is not caused by an event of force majeure, SB's payment obligations set forth in Section 7.3 [*] manufactured under the Back-Up License and sold by SB or its AFFILIATES or sublicensees. Nothing in the foregoing shall limit or affect in any way SB's obligations to make the payments outlined in Sections 7.2 and 7.3 to the full extent required on all PRODUCTS supplied to SB by Aradigm.

      6.7 PRODUCT SAMPLES. The Parties agree that a program of providing samples of AERx DEVICES, DRUG PRODUCTS and ACCESSORIES to doctors, hospitals and other potential customers at no charge will be important to the successful marketing and commercialization of the AERx SYSTEMS. The COMMERCIALIZATION COMMITTEE shall discuss and establish a reasonable program for providing such samples to appropriate entities, provided that Aradigm shall have the right to approve such sampling rate with respect to any particular PRODUCT, which approval shall not be unreasonably withheld or delayed.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       35.

Aradigm agrees that [*] to be used by SB in providing such samples, provided that the numbers of such samples, with respect to any such PRODUCT, do not exceed the agreed amounts for sampling for the applicable period, unless the Parties otherwise agree. SB covenants that SB and its AFFILIATES shall not resell any PRODUCTS [*] for sampling purposes. The COMMERCIALIZATION COMMITTEE will establish a reasonable means for identifying the PRODUCTS that are [*] SB shall include in the forecasts delivered under Section 6.5 the number of PRODUCTS to be ordered for sampling purposes.

      6.8 DELIVERY AND RISK OF LOSS. Delivery of PRODUCTS ordered hereunder shall be FCA (i.e., "free carrier") at the Aradigm manufacturing site for the PRODUCT. "FCA" shall be construed in accordance with INCOTERMS 1990 of the International Chamber of Commerce, except as otherwise provided herein. Title to and risk of loss of the PRODUCTS purchased hereunder shall transfer to SB upon delivery to the carrier designated by SB (or if no carrier is designated, the carrier selected by Aradigm) at that delivery site. PRODUCTS shall be in FINISHED FORM at delivery, packaged by Aradigm for shipment in an appropriate manner to be agreed upon by the Parties. At SB's request and cost, Aradigm shall arrange shipping and/or insurance to specified SB locations, provided that SB shall be responsible for obtaining all customs clearances required. All costs of shipping and insurance shall be borne by SB. SB shall be responsible for compliance with all exportation and importation laws, regulations and duties. To the extent required by law or regulation, Aradigm agrees to obtain any necessary export licenses for the export of the PRODUCTS to destinations outside the U.S.A., and SB shall reimburse Aradigm for all reasonable costs and expenses of obtaining such export licenses.

      6.9   QUALITY OF MANUFACTURING.

            (a) Aradigm shall manufacture or have manufactured and supply PRODUCTS in accordance with the SPECIFICATIONS and with cGMP regulations and in compliance with all applicable laws. Aradigm shall provide a Certificate of Analysis and Conformance ("COA") to SB with each shipment of PRODUCTS ordered by SB specifying that such PRODUCTS conform with the SPECIFICATIONS. Aradigm shall provide the results of the QC analysis conducted by Aradigm along with any supporting data. SB shall be under no obligation to accept any shipment of PRODUCTS without an accompanying COA.

            (b) As used in this subsection (b), the term "Remaining Shelf Life" shall mean, with respect to particular DRUG PRODUCT ordered by SB, the amount of time remaining from the date that such DRUG PRODUCTS are delivered to SB until the expiration date of such DRUG PRODUCTS, which expiration date shall be consistent with the expiration dating approved by the FDA or other relevant regulatory authority. At least [six (6)] months prior to commencement of shipment of DRUG PRODUCTS to SB for commercial sale, the DEVELOPMENT COMMITTEE shall establish the minimum amount of Remaining Shelf Life (the "Minimum Shelf Life") that must, on the date of delivery to SB under Section 6.8, remain with respect to DRUG PRODUCTS delivered to SB. Over the term of the Agreement, the DEVELOPMENT COMMITTEE may adjust the agreed Minimum Shelf Life period as appropriate. SB shall be under no obligation to accept any shipment of such DRUG

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       36.

PRODUCTS that do not have at least the Minimum Shelf Life remaining on the date of delivery. If SB elects to accept DRUG PRODUCTS which upon receipt from Aradigm have less than the Minimum Shelf Life remaining, then SB may return any such accepted DRUG PRODUCTS that expire while housed in SB's inventory or that are returned by a customer for credit due to such expiration, and SB shall receive a full credit for the purchase price that SB paid for such returned DRUG PRODUCTS against future payments owed by SB to Aradigm under this Agreement.

            (c) Aradigm shall be responsible for the safe handling, storage and transportation of AERx DEVICES and DRUG PRODUCTS until delivery to SB as provided in Section 6.8. All PRODUCTS sold and shipped pursuant to this Agreement shall be manufactured in accordance with all applicable federal, state and local environmental, health and safety laws and regulations in effect at the time and place of manufacture of PRODUCTS, and all waste, including but not limited to all hazardous waste, generated at the time of manufacture of PRODUCTS shall be disposed of in accordance with all applicable federal, state and local laws and regulations.

      6.10 ACCEPTANCE. SB shall have the right to test at its expense, using acceptance testing procedures to be agreed upon by the DEVELOPMENT COMMITTEE, a portion of each shipment of PRODUCTS to confirm that such shipment meets the SPECIFICATIONS. Where it is required by the local regulations, further testing on importation in accordance with the SPECIFICATIONS shall be carried out by SB. If SB rejects in whole or in part any nonconforming shipment of AERx DEVICES or DRUG PRODUCTS, SB shall immediately provide Aradigm written notice of such rejection. Aradigm shall use commercially reasonable efforts to replace the nonconforming AERx DEVICES or DRUG PRODUCTS, at no additional cost to SB, as soon as possible; provided, however, that if Aradigm reasonably disputes SB's conclusion that such AERx DEVICES or DRUG PRODUCTS do not meet the applicable SPECIFICATIONS, Aradigm shall not be obligated, in order to meet the foregoing obligation to provide replacement product, to supply more than such amounts of such products as are available in Aradigm's inventory and shall not be obligated to maintain such inventory during such dispute, provided that the foregoing shall not be interpreted to change in any way Aradigm's ongoing supply obligations with respect to other PRODUCTS ordered by SB in conformance with the Supply Procedures as provided in Section 6.5. If Aradigm disagrees with SB's determination that the rejected shipment did not meet the SPECIFICATIONS, a sample of the rejected shipment shall be submitted to an independent, qualified third-party laboratory that is mutually acceptable and selected by the parties promptly in good faith. Such laboratory shall determine whether the rejected AERx DEVICES or DRUG PRODUCTS (as applicable) meet the SPECIFICATIONS, and such laboratory's determination shall be final and determinative for purposes of this Agreement. The Party against whom the laboratory rules shall bear all costs of the laboratory testing. If the laboratory rules that the shipment failed to meet SPECIFICATIONS, the replacement shipment shall be at no charge to SB (provided SB paid for the initial shipment). If the laboratory rules the rejected shipment met the SPECIFICATIONS, then SB shall accept such batch for use and shall reimburse Aradigm for the replacement shipment (including all costs of shipping and insurance). Shipments of AERx DEVICES or DRUG PRODUCTS not meeting the SPECIFICATIONS may, at Aradigm's option and expense, be returned to Aradigm or destroyed by SB.


                                       37.

      6.11 MANUFACTURING FACILITIES, EQUIPMENT AND LICENSES. Aradigm shall, at Aradigm's expense, acquire or cause to be acquired all equipment and licenses, including, without limitation, all necessary plant equipment and facilities licenses, necessary to enable the manufacture and testing of the AERx DEVICES and DRUG PRODUCTS as required hereunder. Aradigm shall use commercially reasonable efforts to keep such equipment properly maintained and to reduce risks of breakdown of critical machinery. Aradigm shall obtain and maintain all necessary U.S.A. manufacturing licenses and approvals including but not limited to FDA approval for the manufacturing facilities. SB, its AFFILIATES and its sublicensees shall obtain any required export and importation licenses or approvals for importation of PRODUCTS for sale in any given country in the TERRITORY. Aradigm shall cooperate reasonably with SB to obtain such licenses or approvals. Aradigm shall maintain all records as are necessary and appropriate to demonstrate compliance with cGMPs. Aradigm shall manufacture PRODUCTS in a facility maintaining a current drug establishment registration with FDA as set forth in 21 C.F.R., Part 207 and registration as importer and/or manufacturer of controlled substances with the Drug Enforcement Agency ("DEA") as set forth in 21 C.F.R., Part 1300, if applicable.

      6.12  MANUFACTURING REGULATORY MATTERS.

            (a) Aradigm will be responsible for any reporting of matters regarding the manufacture of AERx DEVICES, DRUG PRODUCTS and ACCESSORIES to the FDA and other relevant regulatory authorities, in accordance with pertinent laws and regulations. Aradigm shall notify SB of any such matter if significant or serious and promptly furnish complete copies of such reports to SB. Aradigm shall also advise SB of any occurrence or information which arise out of Aradigm's manufacturing activities, whether or not occurring with an AERx DEVICE, DRUG PRODUCT or ACCESSORY, which have or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences concerning an AERx DEVICE, DRUG PRODUCT or ACCESSORY.

            (b) Aradigm shall be responsible for handling and responding to any appropriate governmental agency inspections with respect to manufacturing of AERx DEVICES, DRUG PRODUCTS and ACCESSORIES during the term of this Agreement. Aradigm shall provide to SB any information reasonably requested by SB and all information requested by any governmental agency in connection with any governmental inspection related to AERx DEVICES, DRUG PRODUCTS and ACCESSORIES manufacturing. Aradigm shall immediately advise SB of any requests by any governmental agency for such inspections with respect to manufacturing of AERx DEVICES, DRUG PRODUCTS and ACCESSORIES.

            (c) Any changes by Aradigm to the manufacturing process for AERx DEVICES, DRUG PRODUCTS or ACCESSORIES or any component thereof that may require approval by the FDA or other authorities or amendment of existing REGULATORY APPROVALS or APPROVAL APPLICATIONS shall require the prior written approval of SB, not to be unreasonably withheld or delayed.

            (d) In the event Aradigm (or any THIRD PARTY who supplies any components to Aradigm for manufacture of AERx DEVICES, DRUG PRODUCTS or


                                       38.

ACCESSORIES) is inspected by the FDA, DEA, or any similar or related state or federal health authority with respect to activities relating to the manufacture of AERx DEVICES, ACCESSORIES or DRUG PRODUCTS, Aradigm shall promptly notify SB of any alleged violations or deficiencies relating to the manufacturing facility at which the implicated product is manufactured, packaged or stored, and shall promptly disclose to SB all relevant portions of any notice of observations or potential violations (e.g. FDA Form-483) as well as a copy of Aradigm's response thereto.

            (e) Aradigm certifies it did not and will not use in any capacity the services of any person, including any firm or individual, debarred or subject to debarment under the Generic Drug Enforcement Act of 1992, amending the Food Drug and Cosmetic Act at 21 USC 335a. Aradigm agrees to notify SB immediately in the event any person providing services to Aradigm under the scope of the work of this Agreement is debarred or becomes subject to debarment.

            (f) For the limited purpose of permitting a quality and compliance audit, Aradigm shall grant to authorized representatives of SB (or a THIRD PARTY hired on behalf of SB who is reasonably acceptable to Aradigm and is subject to confidentiality obligations to Aradigm), upon reasonable notice, access to areas of Aradigm's plants and each of Aradigm's THIRD PARTY supply contractor's plants at such times as AERx DEVICES, DRUG PRODUCTS and ACCESSORIES are being manufactured, solely for the purpose of SB determining that such manufacture is in compliance with regulatory requirements. SB shall provide Aradigm at least [*] notice in writing of its desire to have such access. Aradigm shall promptly respond to SB's request and the Parties shall agree on the time of and procedures for the audit. All such inspections shall be subject to confidentiality obligations.

            (g) SB shall have the right, subject to prior advance notice of at least [*] and approval by Aradigm, not to be unreasonably withheld, and during normal business hours, to examine those techneical records made by Aradigm that only relate to Quality Assurance testing and regulatory compliance monitoring for manufacturing of AERx DEVICES, DRUG PRODUCTS and ACCESSORIES. SB shall not have access to any proprietary information relating to manufacturing processes, except to the extent necessary to complete the examination under this subsection, or to any documents relating to Aradigm operations generally or in whole or in part to any other product of Aradigm or of any other customer of Aradigm.

            (h) All INFORMATION disclosed by Aradigm pursuant to activities under this Section 6.12 to SB or any of its employees, agents or designees shall be deemed to be CONFIDENTIAL INFORMATION of Aradigm.

      6.13 PRODUCT RECALL PROCEDURES. The Parties shall immediately inform each other in writing of all INFORMATION relating to: (a) any incident relating to a PRODUCT and/or any lot of a PRODUCT that is the subject of recall, market withdrawal or correction, or (b) any PRODUCTS that may require, whether based on manufacturing defect, tampering, or otherwise, a recall, field alert, product withdrawal or field correction arising from any defect in any such PRODUCT provided under this Agreement. The Parties then shall meet and discuss the situation in good faith to determine if a recall, field alert, product withdrawal, or field correction is

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       39.

necessary. In the event that either SB or Aradigm decides that a recall, field alert, product withdrawal, or field correction is necessary due to any defect or other problem in any PRODUCT, the Parties shall cooperate and use DILIGENT EFFORTS in effecting any such required recall, market withdrawal or correction. Payment of costs and expenses associated with recalls, market withdrawals or corrections of PRODUCTS shall be borne by the Parties as follows:

            (A) All costs and expenses associated with conducting the recall or market withdrawal of a PRODUCT shall, except to the extent otherwise provided in subsections (b), (c) or (d) below, be shared by the Parties, with SB paying an amount equal to [*] calculated for all sales of the PRODUCT during the four (4) most recent calendar quarters for which the needed information is available, and Aradigm paying an amount equal to such [*] calculated for the same period;

As used in this Agreement:

            [*] means, with respect to sales of a particular PRODUCT sold under the Agreement during a particular period:

            [*]

and

            [*] means, with respect to sales of a particular PRODUCT sold to THIRD PARTIES under the Agreement during a particular period:

            [*]

Where:

      "MC" equals the [*] for such PRODUCTS sold during such period;

      "NS" equals the [*] during such period;

      "TAP" means the [*] the PRODUCTS that were sold by SB or its AFFILIATES or sublicensees during such period;

      "SH" means the [*] the applicable PRODUCTS from the FCA point (as provided in Section 6.8) to the location designated by SB for shipment; the [*] for the applicable PRODUCTS; and [*] for testing such PRODUCTS.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       40.

            (b) [*] the MANUFACTURING COSTS of replacing the PRODUCTS that were not defective but were recalled or withdrawn as part of the recall or market withdrawal and the costs for shipment of such replaced PRODUCTS from Aradigm to the location from which recalled or withdrawn;

            (c) [*] MANUFACTURING COSTS for replacement of the recalled or withdrawn PRODUCTS that were defective as a result of Aradigm's negligent or defective manufacture and the costs for shipment of such replaced PRODUCTS from Aradigm to the location from which recalled or withdrawn; and

            (d) [*] MANUFACTURING COSTS for replacement of the recalled or withdrawn PRODUCTS that were defective as a result of damage or other defects caused by SB, its AFFILIATES or sublicensees and the costs for shipment of such replaced PRODUCTS from Aradigm to the location from which recalled or withdrawn.

With respect to AERx DEVICES recalled or withdrawn hereunder, if such AERx DEVICES were in SB's or its AFFILIATE'S inventory, such AERx DEVICES shall be returned to Aradigm and, if commercially feasible, tested to determine which such devices are not defective. Such AERx DEVICES determined not to be defective shall be [*] and such procedure shall constitute "replacement" under subsection
(b) above, with the [*]. For AERx DEVICES that were recalled from customers, such recalled AERx DEVICES shall be delivered to SB upon such recall, with replacement under subsection (b) above, and SB may use such recalled devices as it determines, provided that SB agrees not to resell any such recalled devices.

7.    PRODUCT SUPPLY PAYMENTS.

      7.1 PRICING OF CLINICAL MATERIALS. The AERx DEVICES, DRUG PRODUCTS, placebos, and ACCESSORIES supplied by Aradigm under Section 6.3 for Aradigm's or SB's use in clinical trials hereunder shall be paid for by SB, except as otherwise provided in Section 2.4(e), at a per unit price equal [*] for the AERx DEVICE, DRUG PRODUCT, placebo or ACCESSORY supplied, provided, however, that if SB requires supply for use in clinical trials in excess of [*] the amount of units of the AERx DEVICES, DRUG PRODUCTS or placebos as is specified in the initial DEVELOPMENT PLAN for the applicable AERx SYSTEM, then Aradigm may charge SB [*] of Aradigm's MANUFACTURING COSTS for such excess purchases. Aradigm shall invoice SB for such supply prices at the time of shipment of the PRODUCTS to SB, and such invoiced amounts, if not covered by DEVELOPMENT COST funding provided to Aradigm by SB under Section 2.4, shall be paid by SB within thirty (30) days. [*] for the AERx DEVICES, DRUG PRODUCTS, placebos, and ACCESSORIES manufactured and used by Aradigm in the clinical DEVELOPMENT work conducted by Aradigm consistent with the applicable DEVELOPMENT PLAN shall constitute [*].


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       41.

      7.2 PURCHASE PRICE OF PRODUCT. For the purchases of PRODUCTS for commercial sale or use (i.e., not for clinical trial use) SB shall pay Aradigm a transfer price as provided in subsection (a) below and an amount as calculated under Section 7.3.

            (a) The transfer price for purchase of a PRODUCT shall equal [*] of the actual MANUFACTURING COSTS for such PRODUCT purchased, provided that with respect to purchases of AERx DEVICES, the transfer price under this Section 7.2(a) shall not in any event exceed [*], as such amount may be adjusted according to the following sentence. Effective on the first January 1 after the first commercial launch, the [*] cap on the transfer price of AERx DEVICES shall be [*] from the latest [*] the date of such first commercial launch to [*] such January 1. Effective each January 1 thereafter, the cap on the transfer price of AERx DEVICES shall be [*] available on the previous January 1 [*].

            (b) The MANUFACTURING COSTS used in determining the transfer price payable under subsection (a) for particular PRODUCTS sold to SB shall be the [*] for which such costs can be calculated. The transfer prices for PRODUCTS set forth in subsection (a) shall be paid by SB within thirty (30) days of receipt of invoices from Aradigm setting forth the applicable prices due to PRODUCTS purchased. Invoices shall be submitted upon delivery of the PRODUCTS to SB under
Section 6.8.

      7.3 PERCENTAGE OF SALES. As part of the commercial purchase price for PRODUCTS purchased by SB hereunder, SB shall pay Aradigm the following amounts (if any) in addition to the transfer price paid pursuant to Section 7.2(a):

            (a) For each DRUG PRODUCT purchased by SB, SB shall pay to Aradigm an amount equal to [*] of the NET SALES of the DRUG PRODUCT during a particular calendar year up to and including the [*] for the applicable calendar year, and [*] of the amount of NET SALES of such DRUG PRODUCT during such calendar year that are in excess of [*] for such calendar year.

            (b) SB shall not pay Aradigm any percentage of the NET SALES of AERx DEVICES or ACCESSORIES that are sold at prices that provide SB with a [*] (as defined below) of less than or equal to [*]. For sales of AERx DEVICES or ACCESSORIES sold at prices that provide SB with a [*] of more than [*], SB shall pay Aradigm an amount equal to 0.5% of NET SALES of the AERx DEVICES or ACCESSORIES, as applicable, for each one percentage point (1%) that the [*] for the PRODUCT exceeds [*].

As used herein, [*] for sales of a particular AERx DEVICE or ACCESSORY shall be calculated as follows:


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       42.

[*]

For purposes of this Section 7.3(b), the following definitions apply:

      "Net Sales" means the NET SALES (as defined in Article 1) from such AERx DEVICES or ACCESSORIES, as applicable

      "Transfer Price" means the amount paid by SB to Aradigm under Section 7.2 as the transfer price on purchase of the applicable AERx DEVICE or ACCESSORY

      "Device Royalties" means amounts paid by SB, either directly to a THIRD PARTY or to Aradigm to reimburse Aradigm for such payments to a THIRD PARTY, on account of royalties payable to THIRD PARTIES based on the manufacture or sale of the AERx DEVICE or ACCESSORY, as calculated under
      Section 9.7(b) hereof.

      "Shipping" means the actual costs paid by SB for shipment of the applicable AERx DEVICES or ACCESSORIES from the FCA point (as provided in Section 6.8) to the location designated by SB for shipment.

      "IDT" means the actual amounts of import duties and actual import testing expenses paid by SB for the applicable AERx DEVICES or ACCESSORIES

            (c) For sales of an AERx SYSTEM in a country where: (i) there are sales of [*] such AERx SYSTEM in function and performance for use in the FIELD, and (ii) there is [*] of PRODUCTS in such AERx SYSTEM , and (iii) the sales of PRODUCTS in such AERx SYSTEM in such country for a [*] period after [*] the sales of PRODUCTS in such AERx SYSTEM in such country for the [*] period directly prior to the date of [*] in such country; then the amounts payable to Aradigm under this Section 7.3 based on NET SALES in such country of the PRODUCTS in such AERx SYSTEM that are subject to such payments shall be [*] of the amounts that otherwise would be owed under subsection (a) or (b) above, as applicable, but subject to the following: At such time as the sales [*] of PRODUCTS in such AERx SYSTEM in such country during any [*] period [*] PRODUCTS in such AERx SYSTEM in such country for the [*] period directly [*] in such country, SB shall thereafter pay Aradigm 100% of the amounts owed under this
Section 7.3 for sales thereafter of the PRODUCTS in such AERx SYSTEM in such country.

            (d) For sales of the INITIAL PRODUCT, it is understood that Aradigm shall owe the [*] a royalty of [*] of the NET SALES of the INITIAL PRODUCT. SB agrees that, in addition to any other amounts owed to Aradigm under


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       43.

the Agreement for the purchase and sale of the INITIAL PRODUCTS, SB shall pay to Aradigm [*] of the NET SALES of all INITIAL PRODUCTS sold by SB, its AFFILIATES or sublicensees where Aradigm owes [*] the above-stated royalty based on such sales The amounts owing with respect to such sales made in a particular calendar quarter are due and payable by SB within forty-five (45) days after the end of such quarter.

      7.4   TIMING OF PAYMENTS.

            (a) The payment obligations under Section 7.3 shall accrue upon the sale of the particular PRODUCT to the THIRD PARTY purchaser by SB, its AFFILIATE or sublicensee, which is deemed to occur on the date of the invoice for such sale. Such payment obligations that have accrued during a particular calendar quarter shall be payable within forty-five (45) days of the end of such calendar quarter. Such payments shall be accompanied by a report as provided in Section 5.6.

            (b) The [*] shall be payable within forty-five (45) days after the end of the applicable four calendar quarter period for which they are due, provided that all amounts paid under Section 7.3 for such period shall be fully [*].

            (c) Within forty-five (45) days after the close of each calendar quarter, Aradigm shall deliver to SB a true accounting of all net sales during such quarter that are subject to the payment obligation under Section 3.3, and shall at the same time pay all royalties due. Such accounting shall show sales on a country-by-country basis and a PRODUCT-by-PRODUCT basis.

            (d) All amounts due under this Agreement shall be payable in U.S. Dollars. If governmental regulations in a particular foreign country prevent remittances of such amounts to Aradigm in the U.S.A. with respect to sales of PRODUCTS made in that country, SB shall pay the amounts due based on sales in that country into a bank account in such country designated by Aradigm, which amounts may be in the local currency. Aradigm shall have the reciprocal right with respect to any amounts that are due to SB under Section 3.3.

      7.5 WITHHOLDING TAXES. SB agrees to use good faith, DILIGENT EFFORTS to eliminate (or, if that is not possible, to minimize) any withholding or other taxes assessed by any foreign country on the amounts paid by SB to Aradigm pursuant to Section 7.3 hereof (but excluding taxes assessed on Aradigm's net income). In the event that a tax is assessed on Aradigm by a foreign country on account of the amounts payable to Aradigm under Section 7.3 of this Agreement based on sales of PRODUCTS in such country, and SB is required to withhold funds on account of such assessment and pay such withheld amounts to such country, or to pay such assessment, such funds paid or withheld (a) shall be deducted from any amounts then payable by SB to Aradigm under Section 7.3, or (b) if such amounts payable to Aradigm are insufficient, the difference shall be promptly reimbursed by Aradigm to SB. SB shall secure and send to Aradigm proof of any such withholding of taxes paid by SB, its AFFILIATES or its sublicensees for the benefit of Aradigm. Aradigm shall have the reciprocal rights and obligations


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       44.

with respect to any withholding taxes assessed on royalties which are due to SB under Section 3.3.

      7.6 COMPULSORY LICENSES. In the event that a governmental agency in any country grants to a THIRD PARTY, or compels Aradigm to grant to a THIRD PARTY, a license under the ARADIGM PATENTS which license permits such THIRD PARTY to make, use and sell in such country any AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY, then [*] such THIRD PARTY with respect to SB's use and sale of such PRODUCT in such country to the [*] of this Agreement; but provided that if the foregoing would result in [*] then at Aradigm's request senior management officers of the Parties shall meet and discuss in good faith an appropriate resolution to the problem.

      7.7 CONVERSION OF NET SALES. NET SALES in a particular country outside the U.S.A. during a particular calendar quarter shall be equal to the year-to-date NET SALES converted into U.S.A. Dollars less year-to-date NET SALES for the previous calendar quarter(s) converted into U.S.A. Dollars. NET SALES shall be converted from the currency of the sale into U.S.A. Dollars at the average daily rates of exchange for the year from January 1 to the end of such calendar quarter, from such country's currency into U.S.A. Dollars as reported in the Wall Street Journal or some other source agreeable to both Parties, and shall be converted at such average year-to-date rate at the end of such quarter. Aradigm shall use the same mechanism for converting net sales with respect to royalties which are due to SB under Section 3.3.

      7.8 AUDIT RIGHTS. SB shall keep and require its AFFILIATES and sublicensees to keep complete and accurate records of all NET SALES and Third Party Product Royalties and Third Party Device Royalties paid by SB, and SB shall obtain and keep copies of such records sent by its AFFILIATES and sublicensees. Upon twenty (20) days prior written notice to SB, Aradigm shall have the right, at Aradigm's expense, to have a certified public accountant or the equivalent reasonably acceptable to SB audit such records kept by SB to confirm that all payments made hereunder are accurate and that the Third Party Product Royalties and Third Party Device Royalties submitted by SB are accurate. Any audit performed pursuant to this Section shall take place during the life of this Agreement and for six (6) months after its termination or expiration; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) calendar years. In addition, any such audit shall take place during regular business hours at SB's principal place of business or at any other location where SB may make the applicable records available; provided, however that access to such records shall be provided in such manner so as not to interfere with the normal conduct of SB's business or operations. Access to such records kept by SB shall be limited to such records (or the relevant portion thereof) as are reasonably required to determine that payments made under this Agreement are accurate (or if such payments are not accurate then to determine the proper payment amount), and provided further that such accountant shall report to Aradigm only as to the accuracy of the payments and Aradigm and/or its accountant shall execute such confidentiality agreements with respect to such access as SB may request. Any amounts showed to be owed to Aradigm shall be immediately


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       45.

paid with interest at [ * ] per month (or the maximum amount allowed by law, if less) from the day such amounts were first due until paid. In addition, if the audit shows underpayment by [ * ] or more of the amounts due during the audited period, SB shall pay Aradigm's reasonable expenses in having such audit conducted. SB shall have a reciprocal right to audit Aradigm's records, under similar provisions, including the right of collection of interest for any overpayment by SB to Aradigm hereunder, and right to have its reasonable expenses in conducting such audit paid by Aradigm if the audit shows overpayment by [ * ] or more of the amounts paid by SB during the audited period, to determine if the DEVELOPMENT COSTS, MANUFACTURING COSTS, and Third Party Product Royalties and Third Party Device Royalties submitted by Aradigm hereunder are accurate. Aradigm shall have the reciprocal obligation to keep complete and accurate records of DEVELOPMENT COSTS, MANUFACTURING COSTS, Third Party Product Royalties, Third Party Device Royalties and net sales which are subject to the royalty payments owed to SB by Aradigm under Section 3.3, and SB shall have a reciprocal right to audit Aradigm's records with respect to royalty payments owed to SB by Aradigm under Section 3.3 to determine if the payments submitted to SB are accurate, under similar provisions, including the right of collection of interest for any underpayment by Aradigm to SB hereunder, and right to have its reasonable expenses in conducting such audit paid by Aradigm if the audit shows underpayment by [ * ] or more of the amounts paid by SB during the audited period.

8.    WARRANTY AND PRODUCT SERVICE.

      8.1 WARRANTY.

            (a) AERx DEVICE; ACCESSORIES. Aradigm warrants to SB, which warranty SB may extend to all purchasers and end-users, at the time of any sale that, for a period of [ * ] from the date of delivery to an end-user of an AERx DEVICE or ACCESSORY, such AERx DEVICE or ACCESSORY shall conform in all material respects to the SPECIFICATIONS, shall conform to any SPECIFICATIONS required by the applicable REGULATORY APPROVALS, and shall be free from material defects in materials and workmanship. The obligations of Aradigm with respect to breach of the foregoing warranty are expressly limited to, at Aradigm's option, the repair or replacement of the AERx DEVICE or ACCESSORY that fails to meet the warranty, at Aradigm's cost. Aradigm's obligations hereunder apply with respect to a particular AERx DEVICE or ACCESSORY only if such PRODUCT actually fails to meet the above warranty and such failure was not caused by misuse, attempts to repair, or by accident, fire or other hazard unless caused by Aradigm, its AFFILIATES or their respective officers, directors, representatives, agents or employees. For clarification, the foregoing limitation shall not be interpreted to limit any rights under Section 12.1.

            (b) DRUG PRODUCT. Aradigm warrants that DRUG PRODUCT delivered hereunder will (i) be manufactured by Aradigm in accordance with cGMP and other applicable FDA and other rules and regulations of the U.S.A. and MAJOR MARKET COUNTRIES and (ii) conform to the SPECIFICATIONS at the time of delivery. SB's exclusive remedies and Aradigm's entire liability with respect to the warranty in this Section 8.1(b) are as set forth in

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       46.

Section 6.10 with respect to acceptance of PRODUCTS, provided that the foregoing does not limit any rights under Section 12.1.

      8.2 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS CONTAINED IN THIS AGREEMENT, NEITHER SB NOR ARADIGM MAKES, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, WHETHER IN FACT OR IN LAW, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

      8.3 PRODUCT HELP-LINE. SB understands and agrees that SB shall be responsible for providing first-line help-line service to purchasers or users of the PRODUCTS, which means addressing and resolving all questions relating to use or functionality of the PRODUCTS posed by end users of the PRODUCTS, to the extent that SB's designated service personnel are capable. SB shall provide help-line service to the end users of the PRODUCTS and shall provide adequate training to the personnel staffing such help-line. With respect to any such questions regarding the PRODUCTS that SB's designated service personnel are unable to resolve after reasonable efforts, SB will refer such customers to Aradigm for second-line customer support service hereunder to obtain resolution of such questions. SB shall make all such requests for second-line customer service by telephone or such other means of communication (such as e-mail) as Aradigm may implement from time to time. Such second-line customer service shall be available during such hours as Aradigm establishes.

      8.4 PRODUCT SERVICE. Aradigm agrees to establish a service center for receiving from end users any AERx DEVICES and ACCESSORIES that have experienced malfunctions, in order to perform or arrange for service to correct such malfunctions. Aradigm agrees to use DILIGENT EFFORTS to repair or replace malfunctioning units promptly after receipt using mutually agreed upon criteria to determine whether the unit is to be repaired or replaced. For any such malfunctioning units that are covered by the warranty under Section 8.1, such repair or replacement cost shall be at Aradigm's expense. Prior to launch of the first PRODUCT, the Parties will agree to a policy regarding payment to Aradigm for the costs of product service for units no longer covered by the warranty provided in Section 8.1.

9.    INTELLECTUAL PROPERTY.

      9.1 OWNERSHIP OF TECHNOLOGY. Aradigm shall retain all right, title and interest in and to the ARADIGM PATENTS and all INFORMATION owned or CONTROLLED by Aradigm, and SB shall retain all right, title and interest in and to the SB PATENTS and all INFORMATION owned or CONTROLLED by SB, subject to the rights granted hereunder. Each Party shall have and retain sole and exclusive title to all INVENTIONS that are made, conceived, reduced to practice or generated solely by its or its AFFILIATE'S employees, agents, or other persons acting under its authority, and to all PATENTS claiming such INVENTIONS. Each Party shall own a fifty percent (50%) undivided interest in all JOINT INVENTIONS made, conceived, reduced to practice or generated under the Agreement, and all JOINT PATENTS


                                       47.

claiming such JOINT INVENTIONS. Except as expressly provided otherwise in this Agreement, each joint owner may make, use, sell, keep, license, assign, or mortgage such JOINT INVENTIONS and JOINT PATENTS, and otherwise undertake all activities a sole owner might undertake with respect to the same, without the consent of and without accounting to the other joint owner. Inventorship of inventions shall be determined under U.S. patent law regarding inventorship.

      9.2 PROSECUTION AND MAINTENANCE OF PATENTS; ABANDONMENT. Each Party shall have the sole right and responsibility to file, prosecute and maintain its independently owned PATENTS and shall bear all expenses associated therewith. Aradigm shall use DILIGENT EFFORTS to file, prosecute and maintain the ARADIGM PATENTS (or foreign equivalents thereof) in the countries listed in Exhibit F (to the extent such prosecution is permitted under the applicable patent laws). The Parties agree to discuss in good faith a mutually agreeable patent strategy with respect to all JOINT INVENTIONS that may be patentable. With respect to all JOINT INVENTIONS for which the Parties agree patent protection should be sought, SB and Aradigm shall cooperate in good faith to file, prosecute and maintain the JOINT PATENTS covering such JOINT INVENTIONS, and the Parties shall jointly bear all expenses associated therewith. However, either Party may choose at any time not to continue to pay any such prosecution and maintenance costs with respect to a particular JOINT PATENT, and shall immediately thereafter assign all its rights in such JOINT PATENT claiming a JOINT INVENTION to the Party that pays all such costs. In the event that a Party elects not to prosecute a PATENT application on a particular JOINT INVENTION, the other Party may do so at its sole discretion and expense, and all rights in such JOINT INVENTION and the JOINT PATENT claiming such invention shall be assigned to such other Party. Aradigm shall have the right, but not the obligation, to seek extensions of the terms of ARADIGM PATENTS and to seek to obtain Supplemental Protection Certificates, and similar rights, based on ARADIGM PATENTS at its own expense. Aradigm shall reasonably consider SB's requests with respect to such efforts relating to the FIELD. At Aradigm's request, SB shall provide to Aradigm a copy of any requested REGULATORY APPROVAL held by SB, and any information relating thereto, to the extent necessary for the purpose of seeking such extensions of ARADIGM PATENTS and/or obtaining such Supplemental Protection Certificates or similar rights. If Aradigm decides to abandon prosecution or maintenance of a particular ARADIGM PATENT whose claims relate directly to an AERx SYSTEM, AERx DEVICE, ACCESSORY or DRUG PRODUCT, SB may request that SB have the right to continue such prosecution and/or maintenance, which request Aradigm will reasonably consider, provided that Aradigm need not in any event grant any such request if Aradigm has a strategic reason, with respect to its prosecution strategy for its PATENTS, for abandoning such PATENT (which reason may not include simply cost savings). If Aradigm grants SB's request, SB may continue the prosecution and maintenance of such ARADIGM PATENT, at SB's expense, provided that SB keep Aradigm reasonably informed of the progress of any such prosecution.

      9.3 THIRD PARTY TECHNOLOGY. The Parties hereby agree that if either Party becomes aware of any technology or intellectual property rights owned by a THIRD PARTY which may be useful or necessary to the DEVELOPMENT, manufacture, use, or sale of a particular PRODUCT or PRODUCTS, such Party shall bring such information to the attention of the


                                       48.

DEVELOPMENT COMMITTEE. The DEVELOPMENT COMMITTEE shall discuss and analyze the information and situation, to determine whether to seek to acquire or obtain a license to such technology or intellectual property rights. However, except as otherwise provided in this Section and in Sections 9.5 or 9.6, neither the DEVELOPMENT COMMITTEE nor any Party shall obtain or license such technology or intellectual property rights for use under this Agreement without the [ * ] if such acquisition or license would require payment of any amounts to the THIRD PARTY owner with respect to the DEVELOPMENT, manufacture, use or sale of PRODUCTS hereunder, which [ * ] shall include [ * ] such acquisition or license shall be [ * ]. With respect to a proprietary ANALGESIC DRUG owned by a THIRD PARTY, neither Party may license such ANALGESIC DRUG for use in a DRUG PRODUCT hereunder without the written approval of both Parties, which approval shall [*] of royalty or other payments owed to such THIRD PARTY for such license. For clarity, nothing in the foregoing shall prevent a Party from obtaining or licensing THIRD PARTY technology if such Party is entirely responsible for all payments relating to such acquisition or licensing.

      9.4 INTELLECTUAL PROPERTY ISSUES. In the event that either Party reasonably believes that the manufacture or sale of a particular PRODUCT may infringe a PATENT owned by a THIRD PARTY (whether before or after an action based on such PATENT has been filed), then such Party will provide the other Party all INFORMATION in its possession relating to such belief. Promptly thereafter, the Parties shall meet to discuss in good faith the appropriate steps to take to address such possible infringement, which may include, without limitation: (a) negotiating and entering into a license agreement with such THIRD PARTY that grants the Parties the right to continue making, using and selling such PRODUCT, or (b) modifying the applicable PRODUCT so that the Parties believe it no longer infringes, or (c) proceeding without any change based on a reasonable analysis that such PRODUCT does not infringe and/or such PATENT is not valid or enforceable. In the event that the Parties decide to obtain a license from such THIRD PARTY, the consideration for such license shall be paid as provided in Section 9.7 below. In the event one Party [ * ] during the exercise of SB's rights under this AGREEMENT, but [ * ] the Parties shall submit such issue promptly thereafter to an independent, mutually-acceptable, THIRD PARTY patent attorney, who shall [ * ]. The expenses of engaging such patent attorney for such [ * ]. If such attorney determines that [ * ] as provided in Section 9.7. For clarity, nothing in the foregoing shall prevent a Party from obtaining or licensing THIRD PARTY technology if such Party is entirely responsible for all payments relating to such acquisition or licensing.

      9.5 DEFENSE AND SETTLEMENT OF THIRD PARTY PATENT CLAIMS. PATENT infringement claims by THIRD PARTIES against PRODUCTS shall be addressed as follows:

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       49.

 (a) If a THIRD PARTY brings any claim or action (a "3d Party Patent Action") against SB or Aradigm that the manufacture, use, sale, offer for sale, or importation of a PRODUCT infringes an issued PATENT that is owned or controlled by such THIRD PARTY (but excluding from the definition of "3d Party Patent Action" any claims or actions that the ANALGESIC DRUG in a PRODUCT is infringing, which is provided for in Section 9.6 below), the Party subject to such 3d Party Patent Action shall have the right to defend itself, at its expense and using counsel of its choosing. Each Party agrees to notify the other promptly in writing of any such 3d Party Patent Action against it. The Parties agree to cooperate reasonably in the defense of 3d Party Patent Actions, provided that each Party shall have the sole final discretion with respect to its own defense, [ * ]. In the event that SB is subject to any 3d Party Patent Action but Aradigm is not also subject to such 3d Party Patent Action, SB agrees that Aradigm shall be permitted to join such 3d Party Patent Action to defend, at its own expense, its interests in such action as a necessary party, whether by interpleader or otherwise. SB agrees that SB will not object to any attempt by Aradigm to become a party to any such dispute.

            (b) In any 3d Party Patent Action against SB, SB shall have the right to settle or compromise at SB's expense such 3d Party Patent Action without Aradigm's prior written consent, provided that, subject to subsection
(c) below, in any such settlement or compromise (i) [*] by the manufacture, use, sale, offer for sale, or importation of the accused PRODUCTS, (ii) [ * ], (iii) if SB obtains a license from the THIRD PARTY under the applicable PATENTS to continue to use, import, market, offer for sale or sell the PRODUCT, such license [ * ] and (iv) Aradigm's [ * ]. In any 3d Party Patent Action against Aradigm, Aradigm shall have the right to settle or compromise at Aradigm's expense such 3d Party Patent Action without SB's prior written consent, provided that, subject to subsection (c) below, in any such settlement or compromise (i) if Aradigm obtains a license from the THIRD PARTY under the applicable PATENTS to manufacture, supply and sell to SB the PRODUCT, such license [ * ] and (ii) SB's right [ * ] Aradigm shall not settle or compromise such claim or action [ * ] if such settlement or compromise would [ * ] under this Agreement.

            (c) In the event that: (1) a Party that is a defendant in a 3d Party Patent Action [ * ] that is the subject of such 3d Party Patent Action [ * ] or otherwise that such 3d Party Patent Action should [ * ] and (2) such Party is
[ * ] the other Party that allows the Parties to continue to make, import, use, offer for sale and sell the accused PRODUCT as contemplated hereunder; then upon notice to the other Party, the appropriate

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       50.

senior management officers of each Party shall immediately meet to discuss in good faith and agree upon [*] to such 3d Party Patent Action, which may include, without limitation: (i) modifying the applicable PRODUCT so that it no longer infringes, or (ii) ceasing to manufacture and sell such PRODUCT and proceeding promptly to develop a replacement PRODUCT therefor on terms commercially acceptable to each Party. During such discussions [*] If the Parties do not agree, within [*] days of the notice provided under this subsection (c) with respect to such 3d Party Patent Action, on a resolution to the situation, then such situation shall immediately be referred to binding arbitration under
Section 13.1 for resolution, with the following additional requirements for such arbitration: The object of such arbitration shall be that the arbitration establish an appropriate resolution to such 3d Party Patent Action with respect to the affected PRODUCT, which resolution shall [*] If such arbitration is required hereunder, the Parties hereby agree that immediately upon such referral to arbitration, the Parties will agree on an arbitration procedure and mechanism that assures achieving a decision under the arbitration on an expedited basis, it being agreed that a resolution of the issue as soon as possible is critical to the defendant in the underlying 3d Party Patent Action.

            (d) Notwithstanding the foregoing, [*] in defending against any claim or action under Section 9.5(a) to the extent such claim is based upon any [*] or its AFFILIATE or a THIRD PARTY acting on behalf of [*] or its AFFILIATE or a THIRD PARTY acting on behalf of [*] of the PRODUCT in combination with any product or service not [*].

            (e) Any royalty obligation that Aradigm or SB is obligated to pay under a final judgment for future sales of the PRODUCT shall be [*] pursuant to the provisions of Section 9.7 below.

      9.6 THIRD PARTY CLAIMS REGARDING ANALGESIC DRUG. SB shall defend any claim or action by a THIRD PARTY against SB and/or Aradigm based on a claim that the ANALGESIC DRUG in a PRODUCT infringes a PATENT issued in the U.S.A. or a MAJOR MARKET COUNTRY which is owned or controlled by such THIRD PARTY, provided that Aradigm notifies SB promptly in writing of such action against Aradigm. Aradigm shall give SB control of the defense thereof (and any negotiations for settlement or compromise thereof) and will cooperate fully in the defense thereof, provided that Aradigm shall have the right to participate in all aspects of such defense relating to claims against Aradigm and to consult with SB thereupon, and SB shall reasonably consider all Aradigm's suggestions regarding defense of the claims against Aradigm. Subject to SB having such control, Aradigm, at its own expense, may participate in such defense of Aradigm using counsel of its choice, provided that such participation does not conflict with SB's defense. SB shall not settle or compromise any such claim or action without Aradigm's prior written consent, if such settlement or compromise would

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       51.

impose on Aradigm any obligation to pay or incur any costs or expenses. [*] to the extent that such defense relates to claims against the ANALGESIC DRUG per se. In the event that SB does not undertake the defense of an action against ARADIGM hereunder within fifteen (15) days of notice to SB of such claim, then ARADIGM shall have the full right to defend itself, using counsel of its own choosing, against such claim, including any negotiations for settlement or compromise thereof, and SB shall reimburse ARADIGM for all reasonable costs and expenses of such defense.

      9.7 PAYMENT FOR THIRD PARTY LICENSES. If the Parties agree to obtain a license under THIRD PARTY PATENTS with respect to manufacture, use or sale of a PRODUCT, as provided in Section 9.4 or if the Parties are required to pay royalties to a THIRD PARTY to settle or otherwise resolve a PATENT infringement suit alleging PATENT infringement by a PRODUCT, as provided in Section 9.5, the Parties agree that all such royalties shall be paid as provided in this Section. For royalties that are based on the manufacture, use, sale, offer for sale or importation of DRUG PRODUCTS or the use of an AERx SYSTEM (the "Third Party Product Royalties"), the payment shall be as provided in subsection (a) below. For royalties that are based on the manufacture, use, sale, offer for sale or importation of an AERx DEVICE or ACCESSORY (the "Third Party Device Royalties"), the payment shall be as provided in subsection (b) below.

            (a) Payment of all Third Party Product Royalties shall be as follows:

                  (i) Subject to subsection 9.7(a)(ii), the Parties agree [*] in the payment of all Third Party Product Royalties which must be paid. Each Party that pays a Third Party Product Royalty shall be reimbursed by the other Party [*] of the amounts of such Third Party Royalties within thirty (30) days after delivery of an invoice therefor.

                  (ii) In the event that the total amount of Third Party Product Royalties that the Parties are obligated to pay with respect to a particular PRODUCT [*] then the Parties shall meet to address such situation by good faith negotiation between senior management representatives of the Parties using DILIGENT EFFORTS, to be commenced promptly, to seek to find [*] In the event that such management representatives cannot reach such agreeable resolution to the situation within sixty (60) days of that date such situation arose, then the matter shall be resolved by binding arbitration under Section 13.1, with the following additional requirement for such arbitration: The object of such arbitration shall be that the arbitration establish a mechanism for [*]

            (b) The Parties agree [*] Third Party Device Royalties subject to the following limitations: [*] Third Party Device Royalties which payments would cause the [*] (as defined in

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       52.

Section 6.9(b)), applicable to the particular AERx DEVICES or ACCESSORIES on which such Third Party Device Royalties are (or would be) owed, to be less than [*]. Any amounts of such Third Party Device Royalties that [*] limitation shall [*], except that if the amount of such Third Party Device Royalties that [*] of the NET SALES of such AERx DEVICE or ACCESSORIES, then Aradigm shall give SB written notice, and the Parties shall meet to address such situation by good faith negotiation between senior management representatives of the Parties using DILIGENT EFFORTS, to be commenced promptly, to seek to find [*]. In the event that such management representatives cannot reach such agreeable resolution to the situation within sixty (60) days of that date such situation arose, then the matter shall be resolved by binding arbitration under Section 13.1, with the following additional requirement for such arbitration: The object of such arbitration shall be that the arbitration establish a [*] such Third Party Device Royalties with respect to the affected AERx DEVICES or ACCESSORY [*].

            (c) For a license agreed to be entered into by the Parties, pursuant to Section 9.3 or 9.4, under a PATENT claiming an ANALGESIC DRUG composition of matter, which ANALGESIC DRUG is contained in a DRUG PRODUCT, the Parties shall agree on the [*] entry into such license.

      9.8   ENFORCEMENT OF ARADIGM PATENT RIGHTS.

            (a) If any ARADIGM PATENT is infringed by a THIRD PARTY in any country, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. Aradigm shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement, by counsel of its own choice and at its expense.

            (b) If such suspected infringement involves the manufacture, use, sale, or offer for sale in the TERRITORY of an AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY that is intended for use in the FIELD, and the alleged infringement is of an ARADIGM PATENT whose claims are primarily directed towards the FIELD or products for use in the FIELD (a "Field Infringement"), SB shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, provided that Aradigm shall control the action. Further, if SB reasonably believes that a THIRD PARTY is infringing an ARADIGM PATENT in a manner constituting a Field Infringement, and Aradigm fails to bring an action or proceeding against such suspected infringer within a period of [*] days after having knowledge of such Field Infringement, then, and only then, SB shall have the right to bring and control an action against such infringer by counsel of its own choice and at its expense, and Aradigm shall have the right to be represented in any such action by counsel of its own choice at its own expense. The Party controlling any such action involving a Field Infringement shall


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                  53.

consider in good faith the interests of the other Party in so doing, and in any event shall not settle or consent to an adverse judgment in any such action that would have a material adverse effect on the rights or interests of the other Party without the prior express written consent of the other Party. If one Party brings any such action or proceeding, the other Party agrees to be joined as a Party plaintiff if necessary to prosecute the action and to give the first Party reasonable assistance and authority to file and prosecute the suit

            (c) Any damages or other monetary awards recovered in an action against an infringer of a ARADIGM PATENT based on a Field Infringement shall be allocated to the Parties in the following manner: first, to reimburse Aradigm and SB for their respective out-of-pocket expenses (including reasonable attorneys' fees and costs) incurred in prosecuting such infringement action (if the recovery is less than both Party's costs, then on a pro rata basis based upon their respective out-of-pocket expenses); and second, [*] of the remaining balance from such recovery shall be allocated to the Party bringing suit, and the remaining [*] of such balance shall be allocated as follows: [*], and such amount shall be paid to [*]. Aradigm retains all other rights with respect to enforcement of ARADIGM PATENTS.

            (d) In the event a counterclaim is asserted against SB or Aradigm during an action prosecuted under this Section 9.8, which counterclaim is not otherwise addressed elsewhere in the Agreement, SB or Aradigm, as applicable, shall have the rights to defend against such counterclaim according to the procedures outlined in Sections 9.5(a), (b) and (c).

      9.9 ENFORCEMENT OF JOINT PATENT RIGHTS. If any JOINT PATENT is infringed by a THIRD PARTY in any country in the TERRITORY, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. Aradigm shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement, by counsel of its own choice, and SB shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. If Aradigm fails to bring an action or proceeding against such suspected infringer within a period of ninety (90) days after having knowledge of such infringement, then SB shall have the right to bring and control an action against such infringer by counsel of its own choice, and Aradigm shall have the right to be represented in any such action by counsel of its own choice at its own expense. The Party controlling any such action shall consider in good faith the interests of the other Party in so doing, and shall not settle or consent to an adverse judgment in any such action which would have a material adverse effect on the rights or interests of the other Party without the prior express written consent of the other Party, which consent shall not be unreasonably withheld. If one Party brings any such action or proceeding with respect to a JOINT PATENT, the other Party agrees to be joined as a Party plaintiff if necessary to prosecute the action and to give the first Party reasonable assistance and authority to file and prosecute the suit. Any damages or other monetary awards recovered in an action against an infringer of a JOINT PATENT shall be allocated to the Parties in the following manner: first, to the reimbursement of Aradigm and SB


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       54.

for their respective out-of-pocket expenses (including reasonable attorneys' fees and costs) incurred in prosecuting such infringement action (if the recovery is less than both Party's costs, then on a pro rata basis based upon their respective out-of-pocket expenses; and second [*] of the remaining balance from such recovery shall be allocated to the Party bringing suit, and the remaining [*] of such balance shall be allocated as follows: [*] and such amount shall be paid to [*].

      9.10 TRADEMARKS AND TRADENAMES GENERALLY. The DEVELOPMENT COMMITTEE will select, after consultation and mutual agreement, trademarks or tradenames to be owned by Aradigm and used by SB under license for each AERx SYSTEM and other related PRODUCTS (the "Product Marks"). With respect to the selection of Product Marks, it is agreed and understood that if a REGULATORY APPROVAL is achieved in the European Union for an AERx SYSTEM, a single Product Mark may need to be employed throughout the European Union with respect to such AERx SYSTEM, depending on the regulations in existence at the time. If the DEVELOPMENT COMMITTEE agrees, one of the Product Marks to be used on all PRODUCTS is AERx(TM) Pain Management System; if such mark is not agreed to, then Aradigm may specify an alternative mark to be used on all PRODUCTS, subject to SB's approval to be withheld only if there is a substantial trademark infringement issue with the proposed mark, or other issue (such as likelihood of confusion) identified by SB reasonably and good faith that could interfere with use of such mark. Such mark designated by Aradigm (whether AERx, if agreed, or the other acceptable mark) shall be referred to herein as the "APMS Trademark". As provided in
Section 9.11 below, Aradigm agrees that SB shall have the exclusive right to use the APMS Trademark, which right is solely for use in association with marketing and sale of the PRODUCTS for use in the FIELD, but such right shall not prevent Aradigm from using or licensing the AERx(TM) trademark (or such other generally-applicable mark as selected by Aradigm as provided above) for any use other than in the FIELD. SB, its AFFILIATES and/or sublicensees shall not adopt, use, or register any acronym, trademark, tradename, service mark or other marketing name of Aradigm or any confusingly similar mark or symbol as part of SB's or its AFFILIATE'S own trademark or tradename for other products it markets. Likewise, Aradigm, its AFFILIATES and/or sublicensees shall not adopt, use, or register any acronym, trademark, trade name, service mark or other marketing name of SB or any confusingly similar mark or symbol as part of Aradigm's or its AFFILIATE'S own trademark or trade name for other products it markets. For clarification, it is agreed that SB shall have the unilateral right to select trademarks for any SB PROPRIETARY DRUG and Aradigm shall have no ownership interest in such marks.

      9.11 TRADEMARK LICENSE. Subject to the terms of this Agreement, Aradigm hereby grants to SB a license in the TERRITORY, with the right to grant sublicenses to SB's permitted sublicensees under Section 5.1, to use the Product Marks, including the APMS Trademark, for the term of this Agreement in connection with the marketing, promotion and sale of PRODUCTS for use in the FIELD as contemplated in this Agreement. Such license shall be exclusive as to all THIRD PARTIES, but Aradigm shall retain all its rights under such Product Marks as necessary


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       55.

to perform its obligations under this Agreement, and Aradigm shall retain all its rights to use the AERx(TM) trademarK (or such other generally-applicable mark as selected by Aradigm as provided in Section 9.10 above) for any use outside the FIELD. SB's right to use the Product Marks, shall terminate in each country in which SB's rights under this Agreement to distribute, market and sell the PRODUCTS are terminated in accordance with this Agreement.

      9.12 TRADEMARK REGISTRATION. With respect to each Product Mark (as defined in Section 9.10) selected by the Parties under Section 9.10, and for each country in which SB intends to market a PRODUCT using such Product Mark, the Parties determine which Party shall be responsible for searching, filing, registering and maintaining a registration for such Product Mark in such country. The Parties shall share equally all expenses incurred in obtaining and maintaining such registrations of Product Marks in the TERRITORY. In case a particular Product Mark is not available for use and registration in connection with a PRODUCT for use in the FIELD in a particular country, due to a rejection of the trademark by a government agency, actual or threatened opposition, cancellation or litigation as to use and/or registration of the Product Mark by a THIRD PARTY, and/or a decision by the DEVELOPMENT COMMITTEE that use of the Product Mark is likely to cause confusion with a THIRD PARTY'S trademark, the DEVELOPMENT COMMITTEE shall select, and the Parties shall approve, an alternate mark as the Product Mark for such PRODUCT in such country. In those countries where a trademark license must be recorded, Aradigm will provide and record a separate trademark license for the Product Marks at Aradigm's expense.

      9.13 GOODWILL AND USE. The ownership of all goodwill that arises or accrues from the use of the Product Marks (as defined in Section 9.10) shall vest in and inure to the benefit of Aradigm. SB shall submit to Aradigm copies of all packaging, promotional materials, advertising and marketing literature relating to a PRODUCT that contain any Product Mark for Aradigm's reasonable approval prior to their first use and thereafter prior to implementing any change or addition to such previously approved packaging, promotional materials, advertising and marketing literature. If Aradigm has not responded within four
(4) weeks after any such submission, Aradigm's approval with respect to the submission will be deemed to have been received.

      9.14 DEFENSE OF TRADEMARK CLAIM. In the event that any THIRD PARTY initiates any claim, complaint, suit, proceeding or cause of action (a "Trademark Claim") against Aradigm, SB or any of their respective AFFILIATES, officers, directors or employees alleging trademark infringement resulting from the use and/or registration of a Product Mark (as defined in Section 9.10), the Party first having knowledge of such Trademark Claim shall provide the other Party immediately with all information relating to such Trademark Claim. Promptly thereafter, the Parties shall meet and discuss in good faith the appropriate actions to take in response to such Trademark Claim, provided that, in any event the Party sued may defend itself against such claim if necessary. Each Party agrees to cooperate fully with the other Party and its agents in defense of any such Trademark Claim. [*] officers, directors, employees, agents, successors and assigns from and against any loss, damage or liability, including for attorney's fees and costs, that may result from any action brought by a THIRD PARTY based on SB or its AFFILIATES'


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       56.

use of the APMS Trademark. All expenses relating to the defense of any Trademark Claim, any amounts payable to THIRD PARTIES to settle or otherwise resolve such Trademark Claim with respect to the APMS Trademark, and all costs associated with recall and replacement of PRODUCTS bearing the APMS Trademark, to the extent required by an adverse judgment in favor of such THIRD PARTY, [*] by Aradigm, and such recall shall not be subject to the provisions of Section 6.13. Neither Party shall settle or otherwise resolve such Trademark Claim in a manner that adversely affects the other Party's rights in the Product Mark without the other Party's prior written consent.

      9.15 INFRINGEMENT OF PRODUCT MARK. In the event that Aradigm or SB becomes aware of actual or threatened infringement by a THIRD PARTY of a Product Mark (as defined in Section 9.10) anywhere in the TERRITORY, that Party shall promptly notify the Party in writing of all information relating to such infringement. SB shall have the first right, but not the obligation, to bring, at its own expense, an infringement and/or opposition or cancellation action against the THIRD PARTY infringer and to use Aradigm's name in connection therewith and to name Aradigm as a party thereto. If SB does not commence a particular infringement and/or opposition or cancellation action within ninety
(90) days of receipt of the notice of infringement, then Aradigm, after notifying SB in writing, shall have the right, but not the obligation, to bring such infringement and/or opposition or cancellation action at its own expense. The Party conducting such action shall have full control over its conduct, including settlement thereof, provided, however, that SB shall not settle or otherwise resolve any such action relating to the APMS Trademark (as defined in Section 9.10) in a manner that adversely affects Aradigm's rights in the APMS Trademark without Aradigm's prior written consent. The Parties shall keep each other informed about the progress and status of all litigation or actions brought under this Section 9.15, and SB and Aradigm shall reasonably assist one another and cooperate in any such litigation or action at the other's request without expense to the requesting Party. Aradigm and SB shall recover first their respective actual out-of-pocket expenses, or pro rata proportions thereof, associated with any litigation brought under this Section 9.15, or settlement thereof, out of any damages, settlement payments or other recovery received by either Party. Any amounts remaining from such damages, settlement payments or other recovery shall [*]

      9.16 TRADEMARK LITIGATION INDEMNITY. In any action brought pursuant to
Section 9.15, the Party bringing the action shall indemnify the other Party, its AFFILIATES, and sublicensees, and their respective officers, directors, shareholders, employees, agents, successors and assigns from any loss, damage or liability, including for attorney's fees and costs, that may result from claims, counterclaims or crossclaims asserted by the defendant in such action, except to the extent that such losses, damages or liabilities result from negligence or willful misconduct of the other Party.

10. EXCHANGE OF INFORMATION, CONFIDENTIALITY AND PUBLICATION.

      10.1 EXCHANGE OF INFORMATION. Promptly after the Effective Date, Aradigm shall disclose and supply to SB all INFORMATION relating to the FIELD, to the extent known to Aradigm and Aradigm is legally able to disclose, that is necessary to enable SB to fully carry out

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                       57.

all of its rights and obligations under this Agreement. Thereafter, during the term of the Agreement, Aradigm shall promptly disclose and supply to SB any further INFORMATION meeting the foregoing requirements that may have become known to Aradigm during such time. For clarification, the foregoing obligation shall not require Aradigm to disclose proprietary INFORMATION relating to manufacturing of the PRODUCTS except if required as provided in Section 6.6.

      10.2 CONFIDENTIALITY. Except as otherwise provided in this Article 9, during the term of this Agreement and for a period of [*] thereafter, each Party shall maintain in confidence and shall use only for purposes of this Agreement all CONFIDENTIAL INFORMATION disclosed by the other Party under the Agreement, except as may be otherwise provided herein. Notwithstanding the foregoing, a Party may disclose the other Party's CONFIDENTIAL INFORMATION to those of its AFFILIATES, permitted sublicensees, directors, officers, employees, agents, consultants and clinical investigators that have a need to know such INFORMATION in order to achieve the purposes of this Agreement, provided that such Party will obtain prior agreement from its AFFILIATES, permitted sublicensees, directors, officers, employees, agents, consultants or clinical investigators to whom disclosure is to be made to hold in confidence and not make use of such CONFIDENTIAL INFORMATION for any purpose other than those permitted by this Agreement. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the CONFIDENTIAL INFORMATION.

      10.3 AUTHORIZED DISCLOSURE. Each Party may disclose CONFIDENTIAL INFORMATION of the other Party to THIRD PARTIES solely to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation or complying with applicable laws, governmental regulations or court orders, provided that such Party will give reasonable advance notice to the other Party of such disclosure requirement and shall give the other Party sufficient opportunity to object to such disclosure or to secure confidential treatment of such CONFIDENTIAL INFORMATION required to be disclosed to the extent that such is available. Either Party may disclose (subject to the confidentiality restrictions contained herein) CONFIDENTIAL INFORMATION to THIRD PARTIES to the extent necessary to perform its obligations under this Agreement, provided such THIRD PARTIES execute confidentiality agreements containing terms no less strict than those contained herein. Further, nothing in this Article 9 shall be construed as preventing or in any way inhibiting either Party from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of any PRODUCT in any manner consistent with the terms of this Agreement, provided that any such compliance that requires disclosing to regulatory authorities confidential or other information received from the other Party may be made only if such Party provides reasonable advance notice of such disclosure to the other Party and makes reasonable efforts to obtain confidential treatment of such confidential information if requested by the other Party to the extent that such is available.

      10.4 PUBLICATION. Aradigm shall not submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to any PRODUCT without first obtaining the prior written consent of SB, which consent shall not be

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       58.

unreasonably withheld. Aradigm shall send such publications to SB in the English language if practicable. SB shall not submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to PRODUCT without first obtaining the prior written consent of Aradigm, which consent shall not be unreasonably withheld. The Parties agree to review and comment within thirty (30) working days on any such draft publication. Each Party shall use its DILIGENT EFFORTS to bind the clinical investigators and other agents it utilizes for the DEVELOPMENT of PRODUCT in its particular territory to a provision similar to this Section, provided that it is understood that a Party's inability to bind a clinical investigator to such a similar provision shall not prohibit such party from utilizing such clinical investigator. The contribution of each Party shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.

      10.5 CONFIDENTIALITY ISSUES IN BANKRUPTCY. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a Party to this Agreement based on the insolvency or bankruptcy of such Party, the bankrupt or insolvent Party shall promptly notify the court or other tribunal
(a) that confidential information received from the other Party under this Agreement remains the property of the other Party and (b) of the confidentiality obligations under this Agreement with respect to such information. In addition, the bankrupt or insolvent Party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other Party's confidential information and to seek to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

11.   REPRESENTATIONS & WARRANTIES.

      11.1 REPRESENTATIONS AND WARRANTIES OF ARADIGM.

            (a) CORPORATE POWER. Aradigm is duly organized and validly existing and in good standing under the laws of California and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

            (b) DUE AUTHORIZATION. Aradigm is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

            (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon Aradigm and enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy and creditor's rights laws. The execution, delivery and performance of this Agreement by Aradigm does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

            (d) THIRD PARTY CONSENTS. To Aradigm's knowledge, as of the Effective Date, Aradigm has obtained all necessary consents, approvals and authorizations of all



                                       59.

governmental authorities and other entities and persons required to be obtained by Aradigm in connection with entry into this Agreement.

            (e) ARADIGM PATENTS. To Aradigm's knowledge, as of the Effective Date, the manufacture, use or sale of the PRODUCTS in the FIELD will not violate the intellectual property rights of any THIRD PARTY, and Aradigm has no present knowledge from which it reasonably can be inferred that ARADIGM PATENTS are invalid. However, nothing in this Agreement shall be construed as a representation or warranty that the ARADIGM PATENTS are valid or enforceable, or that they will be so during the term of this Agreement.

            (f) NO CONFLICT. No agreement between Aradigm and a THIRD PARTY in existence as of the Effective Date would prevent Aradigm from performing its obligations under this Agreement or granting to SB the rights granted hereunder, and Aradigm shall not enter into any such THIRD PARTY agreement that would prevent Aradigm from performing its obligations under this Agreement or granting to SB the rights granted hereunder.

            (g) DATA REGARDING PRODUCTS. Aradigm has no present knowledge of the existence of any pre-clinical or clinical data or information concerning a PRODUCT that Aradigm has not provided to SB prior to the Effective Date that suggests that there may exist quality, toxicity, safety and/or efficacy concerns that may materially impair the utility and/or safety of the PRODUCT in the FIELD.

      11.2  REPRESENTATIONS AND WARRANTIES OF SB.

            (a) CORPORATE POWER. SB is duly organized and validly existing under the laws of the United Kingdom and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

            (b) DUE AUTHORIZATION. SB is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

            (c) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon SB and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by SB does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

            (d) NO CONFLICT. No agreement between SB and a THIRD PARTY in existence as of the Effective Date would prevent SB from performing its obligations under this Agreement or granting to Aradigm the rights granted hereunder, and SB shall not enter into any such THIRD PARTY agreement that would prevent SB from performing its obligations under this Agreement or granting to Aradigm the rights granted hereunder.



                                       60.

      11.3  CERTAIN ADDITIONAL COVENANTS.

            (a) Aradigm shall pay all royalties or other sums that Aradigm may owe to any THIRD PARTY by virtue of its activities under this Agreement, and shall perform and observe all of the other material obligations under all present and future agreements between Aradigm and any THIRD PARTY that are in any way related to Aradigm's ability to grant the rights Aradigm has granted to SB under this Agreement or to Aradigm's ability to perform its obligations to SB under this Agreement. In the event that Aradigm receives notice from any such THIRD PARTY that Aradigm has committed a breach of its obligations under any such agreement, or if Aradigm anticipates such breach, which breach may give rise to a right by such THIRD PARTY to terminate or materially diminish Aradigm's rights to PATENTS and/or INFORMATION in the FIELD licensed to Aradigm, which PATENTS and/or INFORMATION are sublicensed to SB hereunder, or otherwise to diminish materially Aradigm's ability to perform its obligations to SB under this Agreement, Aradigm shall immediately notify SB of such situation, and Aradigm shall promptly cure such breach. However, if Aradigm is unable to cure such breach, Aradigm shall, to the extent possible, permit SB to cure such breach on Aradigm's behalf.

            (b) SB shall pay all royalties or other sums that SB may owe to any THIRD PARTY by virtue of its activities under this Agreement, and shall perform and observe all of the other material obligations under all present and future agreements between SB and any THIRD PARTY that are in any way related to SB's ability to perform its obligations to Aradigm under this Agreement. In the event that SB receives notice from any such THIRD PARTY that SB has committed a breach of its obligations under any such agreement, or if SB anticipates such breach, which breach may give rise to a right by such THIRD PARTY to terminate or materially diminish SB's rights under such agreement or otherwise to diminish materially SB's ability to perform its obligations to SB under this Agreement, SB shall immediately notify Aradigm of such situation, and SB shall promptly cure such breach. However, if SB is unable to cure such breach, SB shall, to the extent possible, permit Aradigm to cure such breach on SB's behalf.

            (c) Aradigm agrees that Aradigm and its AFFILIATES shall not knowingly conduct any development work, either themselves or in conjunction with any other licensees or partners, on the AERx DEVICE or DRUG PRODUCTS for use outside the FIELD; provided that the foregoing shall not be interpreted to prevent Aradigm or its AFFILIATES or other licensees from developing other Aradigm pulmonary drug delivery products, including products based on the AERx design or technology, for use outside the FIELD and shall not limit Aradigm's rights under Section 2.9.

12.   INDEMNIFICATION.

      12.1 INDEMNIFICATION BY ARADIGM. Subject to compliance with Section 12.3, Aradigm agrees to indemnify, defend and hold harmless SB, its AFFILIATES, and their respective officers, directors, shareholders, representatives, agents and employees (the "SB Indemnitees"), from and against any and all losses, liabilities, damages, costs, fees and expenses, including reasonable legal costs and attorneys' fees ("Losses") resulting from a THIRD PARTY



                                       61.

 claim, suit or action based upon (a) death or injury to any person or damage to any property to the extent caused by the defective or negligent manufacture of a PRODUCT manufactured by or on behalf of Aradigm and sold to SB and its AFFILIATES hereunder (the "Defective Manufacturing Claim"); (b) harm or damage attributable to or caused by the acts or omissions of Aradigm or its AFFILIATES or their respective officers, directors, representatives, agents or employees, [*] or (c) breach of any representation or warranty of Aradigm in Section 11.1 hereof. For clarity, it is agreed that Aradigm shall have no obligation under this Section 12.1 with respect to any Losses resulting from (1) the negligent or intentionally wrongful act or omission of the SB, its AFFILIATES or their respective officers, directors, representatives, agents or employees, (2) the improper storage, transportation, marketing, training, or handling of a PRODUCT by any person or entity other than Aradigm, its AFFILIATES or their respective officers, directors, representatives, agents or employees, (3) the improper use of a PRODUCT by any person or entity other than Aradigm, its AFFILIATES or their respective officers, directors, agents or employees, or (4) a Defective Marketing Claim (as defined in Section 12.2). With respect to any THIRD PARTY claim, suit or action based upon death or injury to any person or damage to any property based on use of an AERx SYSTEM, AERx DEVICE, DRUG PRODUCT or ACCESSORY, Aradigm agrees to provide SB, at SB's expense, with reasonable assistance in SB's defense of such claim, suit or action.

      12.2 INDEMNIFICATION BY SB. Subject to compliance with Section 12.3, SB agrees to indemnify and defend Aradigm, its AFFILIATES, and their respective officers, directors, shareholders, representatives, agents and employees (the "Aradigm Indemnitees"), from and against any and all Losses (as defined in
Section 12.1) resulting from a THIRD PARTY claim, suit or action based upon: (a) death or injury to any person or damage to any property to the extent caused by the defective or negligent marketing or promotion of a PRODUCT by SB or its AFFILIATES hereunder (a "Defective Marketing Claim"); (b) harm or damage attributable to or caused by the acts or omissions of SB or its AFFILIATES or their respective officers, directors, representatives, agents or employees, [*] or (b) breach or any representation or warranty of SB in Section 11.2 hereof. For clarity, it is agreed that SB shall have no obligation under this Section
12.2 with respect to any Losses resulting from (1) the negligent or intentionally wrongful act or omission of Aradigm, its AFFILIATES or their respective officers, directors, representatives, agents or employees, (2) the improper storage, transportation, marketing, training, or handling of a PRODUCT by entities or persons other than SB or its sublicensees or their respective AFFILIATES, or their respective officers, directors, representatives, agents or employees, (3) the improper use of a PRODUCT, unless caused by SB or its sublicensees or their respective AFFILIATES, or their respective officers, directors, representatives, agents or employees, (4) a Defective Manufacturing Claim (as defined in Section 12.1), or (5) any claims based upon death or injury to any person or damage to any property caused by a PRODUCT that is not attributable to or caused by acts or omissions of SB or its sublicensees or their respective AFFILIATES or their respective officers, directors, representatives, agents or employees. With respect to any

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       62.

THIRD PARTY claim, suit or action based upon death or injury to any person or damage to any property based on use of a PRODUCT, SB agrees to provide Aradigm, at Aradigm's expense, with reasonable assistance in Aradigm's defense of such claim, suit or action.

      12.3 INDEMNITY PROCEDURE. In the event that a Party is seeking indemnification under Section 12.1 or 12.2, it shall inform the other Party (the "Indemnifying Party") of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and, at the Indemnifying Party's expense, shall cooperate as reasonably requested in the defense of the claim. The Indemnified Party shall have the right to retain its own counsel, subject to the approval of any such outside counsel by the Indemnifying Party, with the fees and expenses to be paid by the Indemnifying Party if representation of such Party by the counsel retained by Indemnifying Party would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceedings. The Indemnifying Party may not settle such action or claim, or otherwise consent to an adverse judgment in such action or claim, without the express written consent of the Indemnified Party if such settlement or adverse judgment diminishes the rights or interests of the Indemnified Party.

      12.4 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

      12.5 LIABILITY INSURANCE. Immediately upon the launch of AERx SYSTEM in the TERRITORY by SB, its AFFILIATES or its sublicensees, and for a period of [*] after the expiration or earlier termination of this Agreement, each Party shall obtain and/or maintain, respectively, at its sole cost and expense, and in the case of ARADIGM, from insurance companies reasonably satisfactory to SB, product liability insurance and contractual liability coverage, in amounts, respectively, which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities at the respective place of business of each party. Such product liability insurance shall insure against personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of AERx SYSTEM in the TERRITORY. Each Party shall provide written proof of the existence of such insurance to the other Party upon request. Notwithstanding the foregoing, during the period specified above ARADIGM shall maintain product liability insurance with a minimum of [*] per occurrence (or claim) and annual aggregate limit of liability.

13.   DISPUTE RESOLUTION; ARBITRATION.

      13.1 DISPUTE RESOLUTION PROCESS. If a dispute or controversy regarding any right or obligation under this Agreement arises between the Parties, the Parties will seek to resolve such dispute or controversy or failure to agree by good faith negotiation and DILIGENT EFFORTS

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       63.

between senior management representatives of the Parties, to be commenced promptly after such dispute or controversy or failure to agree arises. If such dispute or controversy or failure to agree is not resolved by such negotiation within thirty (30) days of notice by one Party to the other, and at least one Party requires such resolution, then the Parties shall proceed as follows. Any unresolved dispute, controversy, action, claim or proceeding initiated by either Party (other than a THIRD PARTY action, claim or other proceeding in a bona fide action, claim or other proceeding initiated by a THIRD PARTY against a Party) relating to, arising out of or resulting from this Agreement, or the performance by either Party of its obligations hereunder, or any alleged breach, termination or invalidity of this Agreement, whether before or after termination or expiration of this Agreement, shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Parties agree that the service of any notice in the course of such arbitration proceeding at their respective addresses as provided for in Section 15.5 below shall be valid and sufficient. Any arbitration hereunder shall be conducted under the then existent Rules of Commercial Arbitration of the American Arbitration Association. Each such arbitration shall be conducted in the English language by a panel of three arbitrators appointed in accordance with such rules, and shall be held in San Francisco, California if SB has initiated the arbitration, or in Philadelphia, Pennsylvania if Aradigm has initiated the arbitration. The arbitrators shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as they determine, provided that no punitive damages will be recoverable by either Party in such a proceeding. The decision of the Arbitration Tribunal in any such arbitration shall be final and not appealable, and shall be enforceable in any court of competent jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Each Party hereby consents to the jurisdiction of the federal courts of the United States in New York, New York for the purposes of enforcing the decisions entered pursuant to an arbitration hereunder and for enforcing the agreements between the Parties reflected in this Section 13.1. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either Party may at any time seek equitable relief before any court having jurisdiction, pending resolution of the underlying issue or dispute pursuant to the terms of this Section 13.1.

      13.2 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

14.   TERM OF AGREEMENT AND TERMINATION.

      14.1 TERM. Unless earlier terminated as provided in this Article 13 or under Sections 2.6 or 5.5 or 15.1, this Agreement shall terminate in the TERRITORY with respect to a particular AERx SYSTEM ten (10) years from the date of commercial launch by or on behalf of SB of such AERx SYSTEM [*] provided however that if such commercial launch of the AERx SYSTEM [*] occurs [*] years or more after commercial launch of such AERx SYSTEM by or on behalf of SB in [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      64.

 such termination will occur thirteen (13) years from the date of the commercial launch of such AERx SYSTEM in the last of such [*] Upon such termination with respect to a particular AERx SYSTEM, all SB's rights hereunder to purchase, market, distribute, promote, offer for sale and sell such AERx SYSTEM in any country in the TERRITORY shall terminate, unless otherwise agreed by the Parties in writing. Unless terminated earlier in accordance with this Article 14 or Sections 2.6 or 5.5, this Agreement shall expire in its entirety on the termination of the Agreement with respect to all AERx SYSTEMS, as provided above. The Parties agree that at least [*] with respect to a particular AERx SYSTEM, or the expiration of the Agreement, the Parties will meet, discuss in good faith and attempt to reach mutually acceptable agreement to provide for an extension of the licenses granted hereunder and Aradigm's continuing supply to SB of such AERx SYSTEM and commercially viable economic terms for such supply. In the event that the Parties do not reach agreement on Aradigm's continuing supply to SB of PRODUCTS by the date [*] the Parties will discuss in good faith the amount of residual payments, if any, that Aradigm would pay to SB based on sales of PRODUCTS by Aradigm, its AFFILIATES and licensees during [*] such termination of the Agreement.

      14.2 TERMINATION FOR MATERIAL BREACH. Each Party shall have the right to terminate this Agreement after written notice to the other that the other is in material breach of this Agreement, unless the other Party cures the breach before the expiration of ninety (90) days, thirty (30) days in the case of a delayed payment, after such written notice.

      14.3 TERMINATION BY SB. Commencing on the first anniversary of the Effective Date, SB may terminate this Agreement in its entirety, on written notice to Aradigm as provided below, in the event that SB reasonably determines, using the same standards SB uses in assessing whether or not to continue development or marketing of its own internally-invented products, that the patent, medical/scientific, technical, regulatory, or commercial profile of the PRODUCTS do not justify continued development and/or marketing, as applicable, of the PRODUCTS. If SB elects to terminate the Agreement under this Section 14.3 prior to launch of commercial marketing of any PRODUCTS, SB must give Aradigm [*] advance written notice of its intention to terminate, and such termination will be effective at the end of such [*] notice period. During such period, [*] during such period by Aradigm within the agreed BUDGET for the DEVELOPMENT work to be conducted in the period provided that in the event there is any [*] as recorded in the report for such period to be provided to SB by Aradigm under Section 2.4, [*] within thirty (30) days after [*] therefor. If SB elects to terminate the Agreement under this Section 14.3 after commercial launch of any PRODUCTS, SB must give Aradigm [*] advance written notice of its intention to terminate, and such termination will be effective at the end of such [*] notice period. SB may continue to sell any PRODUCTS remaining in its inventory during such notice period, but such right to continue selling PRODUCTS shall terminate upon termination of the Agreement at the end of such notice period.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      65.

      14.4 TERMINATION FOR BANKRUPTCY. Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty
(60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

      14.5 CONSEQUENCES OF TERMINATION. Upon the expiration or any termination of this Agreement, (i) [*] develop, make, use and sell PRODUCTS in the FIELD; and (ii) SB shall destroy and shall not retain any copies of any CONFIDENTIAL INFORMATION provided by Aradigm hereunder, except that SB's legal department may retain one copy thereof solely for archival purposes. Further, if Aradigm terminates the Agreement under Section 2.6, 5.5 or 14.2 or SB terminates the Agreement under Section 14.3, then immediately upon such termination [*] the PRODUCTS and any additional Aradigm products for use in the FIELD that comprise modifications to existing products or are additional ANALGESIC DRUG products for use in the FIELD.

      14.6 ACCRUED RIGHTS, SURVIVING OBLIGATIONS. Termination of this Agreement shall terminate all licenses granted hereunder (except as provided in this Section 13.4), but shall not affect any rights to payment or other rights that accrued prior to the date of termination. Additionally, the terms of Section 9.1 shall survive expiration of this Agreement pursuant to Section 13.1. The terms of the following Sections shall survive any termination of this Agreement, to the extent provided in the following: 3.2; 3.3; 5.2; 6.12(a), (b), (d), (f) and
(g) (but only with respect to Aradigm's manufacturing activities during the term of the Agreement); 7.4; 7.5; 7.7; 7.8; 8.1; 8.2; 8.3; 9.1; 9.2 (first sentence only); 9.5; 9.6; 9.8 (but only with respect to THIRD PARTY activities that occurred during the term of the Agreement); 9.9; 9.10 (the last sentence only);
9.13 (first sentence only); 9.14 (but only with respect to THIRD PARTY activities that occurred during the term of the Agreement); 9.15; 9.16; 10.2 (to the extent provided therein); 10.3; 10.4; 11.1 (but only with respect to activities occurring before the expiration or termination of the Agreement);
11.2 (but only with respect to activities occurring before the expiration or termination of the Agreement); 14.5; and 14.6. The terms of Articles 12, 13, and 15 shall survive any termination of this Agreement.

      14.7  RIGHTS IN EVENT OF BANKRUPTCY.

            (a) Notwithstanding the bankruptcy of Aradigm, or the impairment of performance by Aradigm of its obligations under this Agreement as a result of bankruptcy or

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      66.

insolvency of Aradigm, SB shall be entitled to retain the license rights and licenses granted herein, subject to SB's performance of all its obligations under the Agreement and to Aradigm's rights to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement.

            (b) All license rights and licenses granted under or pursuant to this Agreement under PATENTS and INFORMATION, including know-how and trade secrets, by one Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. Each Party agrees that the other Party as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by such electing Party of its preexisting obligations under this Agreement.

15.   MISCELLANEOUS.

      15.1 HART-SCOTT-RODINO COMPLIANCE. Upon the date that there is mutual execution of the Agreement, SB and Aradigm shall simultaneously notify the Agreement and the Stock Purchase Agreement (as described in Paragraph D of the Recitals hereof) to the Federal Trade Commission in accordance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act (the "Act"). SB shall pay the forty five thousand U.S. dollar (U.S. $45,000) fee required for such notification. The date of the expiration or earlier termination of the applicable waiting period required by the Act after such notification shall be referred to as the "HSR Approval Date". In the event that the FTC shall formally request additional information which thereby extends the termination of the applicable waiting period beyond thirty (30) days after the initial notification under the Act, the parties shall promptly meet to determine, in good faith, the appropriate response to such request. In the event the HSR Approval Date has not occurred within ninety (90) days after the Parties' initial notification under the Act, then either Party may elect to terminate this Agreement on written notice to be provided no later than twenty (20) days after the end of such ninety (90) day period, and no payment shall be due to Aradigm under this Agreement or the Stock Purchase Agreement upon such termination.

      15.2 PRESS RELEASES; DISCLOSURE OF AGREEMENT. Upon signing the Agreement, Aradigm will issue the press release set forth in Exhibit D attached hereto. No public announcement or other disclosure to THIRD PARTIES concerning the terms of this Agreement shall be made, either directly or indirectly, by any Party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, provided that this requirement shall not be applicable (a) to any public announcement or other disclosure concerning the existence of or terms of this Agreement to the extent that the information in such public announcement or other disclosure was already the subject of a written approval under this provision, or (b) to disclosure by [*] provided that, prior to any such disclosure, such THIRD PARTY [*] with respect to such disclosure. The Party

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      67.

desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure. Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either Party included in any such disclosure.

      15.3 RECORDATION. Subject to compliance with all confidentiality obligations of SB under this Agreement, SB shall have the right, at any time, to record or register this Agreement in appropriate governmental or regulatory offices anywhere in the TERRITORY, and Aradigm shall provide reasonable assistance to SB in effecting such recording or registration, provided that SB shall take appropriate measures available to protect the confidentiality of the terms of the Agreement.

      15.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement, and the existing Confidentiality Agreements between the Parties related to the subject matter of this Agreement, and the Stock Purchase Agreement between the Parties which is effective as of the Effective Date, sets forth the terms of the collaboration agreement between the Parties hereto and, except as otherwise set forth herein, supersedes and terminates all prior representations, agreements and understandings between the Parties regarding the subject matter hereof. Any modification of this Agreement shall be effective only when in writing and signed by the Parties, and specifically stating that it is an amendment to this Agreement.

      15.5 ASSIGNMENT. This Agreement and the licenses and rights herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective Parties. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that SB may make such an assignment without Aradigm consent to AFFILIATES or to a successor to all or substantially all of the related business assets of SB relating to this Agreement, whether by way of a merger, sale of stock, sale of assets or other similar transaction.

      15.6 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be effective on receipt, as evidenced in writing, when given by registered airmail or overnight courier and addressed, unless otherwise specified in writing, to the addresses of the Parties described below.


      For Aradigm:            Aradigm Corporation
                              26219 Eden Landing Road
                              Hayward, California 94545
                              Attention:  Chief Executive Officer

      With a copy to:         Cooley Godward llp
                              Five Palo Alto Square



                                      68.

                              3000 El Camino Real
                              Palo Alto, CA 94306
                              Attention: James C. Kitch, Esq.

      For SB:                 SmithKline Beecham plc
                              New Horizons Court
                              Brentford, Middlesex, TW8 9EP
                              England
                              Attention: Senior Vice President,
                              Worldwide Business Development

      With a copy to:         SmithKline Beecham Corporation
                              One Franklin Plaza (Mail Code FP1930)
                              P.O. Box 7929
                              Philadelphia, Pennsylvania 19101
                              U.S.A.
                              Attention: Senior Vice President,
                              Worldwide Business Development

                              SmithKline Beecham Corporation
                              One Franklin Plaza (Mail Code FP2225)
                              P.O. Box 7929
                              Philadelphia, Pennsylvania 19101, U.S.A.
                              Attention: Corporate Law-U.S.

      15.7 SEVERABILITY. If any Article or part thereof of this Agreement is declared invalid by any court of competent jurisdiction, or any government or other agency having jurisdiction over either Aradigm or SB deems any Article or part thereof to be contrary to any anti-trust or competition laws then such declaration shall not affect the remainder of the Article or other Articles. To the extent possible the Parties shall revise such invalidated Article or part thereof in a manner that will render such provision valid without impairing the Parties' original intent. In the event a Party's rights are materially affected as a result of a change in this Agreement under this Paragraph, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

      15.8 FORCE MAJEURE. Except as otherwise provided herein, no Party shall be in breach of this Agreement, or liable to the other Party, for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of DILIGENT EFFORTS it is unable to prevent, provided that the party claiming excuse uses its DILIGENT EFFORTS to overcome the same.

      15.9 EXPENSES. Except as otherwise provided in the Agreement, all expenses incurred by SB in connection with its obligations under this Agreement will be borne solely by SB and all expenses incurred by Aradigm in connection with its obligations under this Agreement will be



                                      69.

borne solely by Aradigm. Each Party will be responsible for appointing its own employees, agents and representatives, who will be compensated by such Party. Each Party will be responsible for paying any finder's or broker's fee owed to a THIRD PARTY that such Party incurs based directly or indirectly on negotiating and entering this Agreement, and shall indemnify the other Party against any obligation to pay such fee.

      15.10 NON-WAIVER. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

      15.11 DISCLAIMER OF AGENCY/RELATIONSHIP OF THE PARTIES. This Agreement shall not constitute any Party the legal representative or agent of another, nor shall any party have the right or authority to assume, create, or incur any THIRD PARTY liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement. The relationship between Aradigm and SB under this Agreement is that of independent contractors. Aradigm and SB are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting Parties. Aradigm shall have no power to bind or obligate SB in any manner. Likewise, SB shall have no power to bind or obligate Aradigm in any manner. Neither Party shall have any responsibility for the hiring, firing, compensation or employee benefits of the other Party's employees.

      15.12 PERFORMANCE BY AFFILIATES. SB hereby covenants that its AFFILIATES shall comply with all obligations under this Agreement to the same extent as if such AFFILIATES were SB hereunder. SB shall be responsible for any breach by its AFFILIATES of the obligations set forth herein. Aradigm hereby covenants that its AFFILIATES shall comply with all obligations under this Agreement to the same extent as if such AFFILIATES were Aradigm hereunder. Aradigm shall be responsible for any breach by its AFFILIATES of the obligations set forth herein.

      15.13 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

      15.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

      15.15 OFFICIAL LANGUAGE. The official text of this Agreement and any appendices, exhibits and schedules hereto, shall be made, written and interpreted in English. Any notices, accounts, reports, documents, disclosures of information or statements required by or made under this Agreement, whether during its term or upon expiration or termination thereof, shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.



                                      70.

      15.16 NO INTELLECTUAL PROPERTY RIGHTS GRANTED. No rights or licenses with respect to a Party's patents, trademarks, know-how, technical information, or other proprietary rights are granted or deemed granted to the other Party hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

ARADIGM CORPORATION                 SMITHKLINE BEECHAM PLC


Signature:  [SIG]                   Signature:       [SIG]
          --------------------                -------------------------
Name:       [NAME]                  Name:     Argeria N. Karabels
     -------------------------            -----------------------------
Title:     [TITLE]                  Title:  Executive Vice President
     -------------------------            -----------------------------



                                      71.

                                   EXHIBIT A

                          ARADIGM PATENTS/APPLICATIONS

                                                        PATENT NO.          GRANT DATE
                                                     (PUBLICATION NO.)  (PUBLICATION DATE)  EXPIRATION
               ID/TITLE                     COUNTRY  (APPLICATION NO.)  (APPLICATION DATE)     DATE            COMMENTS
               --------                     -------  -----------------  -----------------   ----------         --------
I. ISSUED ARADIGM PATENTS
749:      Patterning of Polyimide Films        US        4,508,749            04/02/85                     Assigned from IBM to ARDM
          with Ultraviolet Light

011001:   Delivery of Aerosol Medications      US        5,404,871            04/11/95
          for Inspiration

011002:   Delivery of Aerosol Medications      US        5,542,410            08/06/96                     CON of 011001
          for Inspiration

011004:   Delivery of Aerosol Medications      US        5,655,516            08/12/97                     CON of 011001
          for Inspiration

011001:   Delivery of Aerosol Medications    Canada      2,082,168            03/26/96
          for Inspiration

011001:   Delivery of Aerosol Medications    Japan         261,347            02/27/97
          for Inspiration

016001:   Method for Correcting the Drift      US        5,450,336            09/12/95                     CIP of 011001
          Offset of a Transducer

016002:   Method for Releasing Controlled      US        5,608,647            03/04/97                     DIV of 016001
          Amount of Aerosol Medication


                                                        PATENT NO.          GRANT DATE
                                                     (PUBLICATION NO.)  (PUBLICATION DATE)  EXPIRATION
               ID/TITLE                     COUNTRY  (APPLICATION NO.)  (APPLICATION DATE)     DATE            COMMENTS
               --------                     -------  -----------------  -----------------   ----------         --------
005001: Disposable Package                    US      5,497,763               03/12/96
        for Intrapulmonary
        Delivery of
        Aerosolized
        Formulations

019001: Lockout Device for                    US      5,507,277               04/16/96                   (Foreign Counterpart
        Controlled Release of                                                                            see - 041001)
        Drug from Patient-
        Activated Dispenser

017001: Intrapulmonary Drug                   US      5,509,404               04/23/96
        Delivery Within
        Therapeutically
        Relevant Inspiratory
        Flow/Volume Values

018001: Dynamic Particle                      US      5,522,385               06/04/96                   (Foreign Counterpart
        Size Control for                                                                                 see - 034001)
        Aerosolized Drug
        Delivery

006001: Systems for the                       US      5,544,646               08/13/96                   CIP of 005001
        Intrapulmonary                                                                                   (Foreign Counterpart
        Delivery of                                                                                      see - 005001)
        Aerosolized Aqueous
        Formulations

006003: Systems for the                       US      5,660,166               08/26/97                    DIV of 006002
        Intrapulmonary
        Delivery of
        Aerosolized Aqueous
        Formulations

II.  ALLOWED ARADIGM PATENT APPLICATIONS

[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                        PATENT NO.          GRANT DATE
                                                     (PUBLICATION NO.)  (PUBLICATION DATE)  EXPIRATION
               ID/TITLE                     COUNTRY  (APPLICATION NO.)  (APPLICATION DATE)     DATE            COMMENTS
               --------                     -------  -----------------  -----------------   ----------         --------
                 [*]


III.  PENDING ARADIGM PATENT APPLICATIONS

[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                         PATENT NO.              GRANT DATE
                                      (PUBLICATION NO.)       (PUBLICATION DATE)     EXPIRATION
        ID/TITLE            COUNTRY   (APPLICATION NO.)       (APPLICATION DATE)        DATE       COMMENTS
        --------            -------   -----------------       ------------------     ----------    --------
[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                         PATENT NO.              GRANT DATE
                                      (PUBLICATION NO.)       (PUBLICATION DATE)     EXPIRATION
        ID/TITLE            COUNTRY   (APPLICATION NO.)       (APPLICATION DATE)        DATE       COMMENTS
        --------            -------   -----------------       ------------------     ----------    --------
[*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT B

                   SUMMARY DEVELOPMENT PLAN - INITIAL PRODUCT

Aradigm shall be responsible for [*] listed below to the extent required to have the FDA accept the filing of an NDA for the INITIAL PRODUCT, and the equivalent occurrence in the other MAJOR MARKET COUNTRIES of Europe, except as may otherwise be provided in the Agreement.



A [*]



B [*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

C [*]


[*]


D [*]

The goals of the [*] for the INITIAL PRODUCT are as follows:


[*]


[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

E [*]

The goals of the [*] for the INITIAL PRODUCT are as follows:


[*]


[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

F [*]


[*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C

                             SUMMARY SPECIFICATIONS
                        AERx(TM) PAIN MANAGEMENT SYSTEM


I. Introduction

   [*]

















* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               EXHIBIT C - PAGE 2



[*]

II. SUMMARY SPECIFICATIONS

A. Minimum Features

[*]









* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               EXHIBIT C - PAGE 3


[*]


B. Optional Features

[*]









* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               EXHIBIT C - PAGE 4


        [*]

Dosage Form:

[*]









* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT D

                                    ARADIGM


ARADIGM CORPORATION                             BURNS MCCLELLAN
Richard P. Thompson                             Audra Nass (Media)
President and Chief Executive Officer           (415) 352-6262
(510) 783-0100                                  Ruth Markowitz (Investors)
                                                (212) 213-0006


                 ARADIGM AND SMITHKLINE BEECHAM SIGN WORLDWIDE
                     COMMERCIALIZATION AGREEMENT TO DEVELOP
                        AERx(TM) PAIN MANAGEMENT SYSTEM

        HAYWARD, CALIFORNIA, SEPTEMBER 30, 1997.  Aradigm Corporation (NASDAQ:
ARDM) announced today that it has signed an agreement with SmithKline Beecham
(SB) to develop and commercialize a pulmonary drug delivery system for providing immediate pain relief using opiates and opioids. The hand-held AERx(TM) Pain Management System, an "electronic inhaler," is being designed to combine proprietary pulmonary delivery technology with disposable liquid drug packets to deliver medication rapidly and reproducibly into the bloodstream via the lung. The collaboration represents the first commercial application of Aradign's AERx platform technology. Pivotal clinical trials with morphine sulfate, the first product targeted for commercialization, are expected to start in 1998. Aradigm and SB also executed a stock purchase agreement under which SB has agreed to purchase newly issued Aradigm common stock in two transactions, the first of which will occur once the agreements become effective at a 25% premium to Aradigm's recent market price.

        Under the terms of the agreements, by the time the first product is commercialized, Aradigm could receive approximately $40 million in milestones, development payments and equity investments. Aradigm will receive $9 million in upfront payments and a $5 million equity investment once the agreements become effective. Additional milestones and development costs would be paid if SB decides to develop additional opiates and opioids for delivery with the AERx Pain Management System. In exchange, SB will have exclusive worldwide commercial rights to the AERx Pain Management System for use with such analgesics. Aradigm will be the manufacturer of all the products covered by this agreements and will also receive royalties on net sales. The agreements between Aradigm and SB will become effective upon clearance of a filing under the Hart-Scott-Rodino Antitrust Improvements Act.

        Poorly treated pain is a major problem which is receiving increasing attention from the medical community. Among cancer patients, over 4 million people worldwide suffer from pain, a majority of whom experience multiple "breakthrough" pain events each day. Breakthrough pain refers to acute exacerbations of paid which "break through" the patient's normal baseline


                                       1.

level of pain medication. In the postoperative arena, 20 million patients each year require treatment with narcotics after surgery. Many of these patients in pain are underserved by currently available treatments. The limitations include painful and costly intravenous (IV) administrations and injections, slow onset of action even with the more "immediate release" oral products, as well as misuse and safety concerns. The AERx Pain Management System is being specifically designed to address these problems and improve patients' quality of life. AERx technology has the potential to deliver pain relief as rapidly and effectively as the current "gold standard" of care, intravenous patient-controlled analgesia, without needles. In a Phase I trial in healthy volunteers, the speed and reproductibility of morphine delivery using the AERx technology was comparable to morphine delivered intravenously.

     The non-invasive, self-administered nature of the AERx Pain Management System, with confirmation from planned clinical studies, offers the possibility that it may be usable in both hospital and outpatient settings. This may reduce healthcare costs by allowing patients to leave the hospital earlier and treat their postoperative pain at home. Unlike other pain management products, the AERx Pain Management System is being designed in include patented electronic "lock and key" technology for proper patient identification to prevent overdosing and misuse, and will automatically record all dosage events.

     "Aradigm is developing this product to provide a safe, self-administered drug delivery system to treat patients that suffer from poorly treated chronic or acute pain. We are delighted to be collaborating with one of the world's leading pharmaceutical companies on this product," stated Richard P. Thompson, president and CEO of Aradigm. "The agreement with SmithKline Beecham validates Aradigm's approach to advanced pulmonary drug delivery, and is consistent with our strategy of forming alliances with world-class corporate partners."

     "There remains a tremendous need to improve upon current methods of alleviating pain," said Dr. Jerry Karabelas, executive vice president, SmithKline Beecham Pharmaceuticals. "We are eager to work as partners with Aradigm in realizing the potential of a technology that may bring relief to so many patients."

     Located in Hayward, California, Aradigm is engaged in the development of novel, pulmonary drug delivery systems designed to enhance the delivery and effectiveness of a number of existing and development stage drugs and reduce the need for injectable drug therapy. Aradigm plans to commercialize its proprietary technologies on two product platforms; the SmartMist(TM) Respiratory Management System, which is designed to improve the effectiveness of treatment provided by metered dose inhalers; and the AERx(TM) Pulmonary Drug Delivery System, which creates aerosols from liquid drug formulations for delivery locally to the lung or into the bloodstream via the lung.

     SmithKline Beecham - one of the world's leading healthcare companies - discovers, develops, manufactures, and markets pharmaceuticals, vaccines, over-the-counter medicines, and health-related consumer products, and provides healthcare services, including clinical-laboratory


                                       2.

testing, disease management, and pharmaceutical-benefit management. For company information, visit SB on the World Wide Web at http://www.sb.com.

     Please note:

     Except for the historical information contained herein, this news release contains forward looking statements that involve risk and uncertainties, including the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks detailed from time to time in Aradigm Corporation's Securities and Exchange Commission (SEC) Registration Statements, including the Annual Report on Form 10-K filed with the SEC on March 28, 1997.


                                       3.

                                   EXHIBIT E

                             DEVELOPMENT COMMITTEE

The members of the DEVELOPMENT COMMITTEE as of the Effective Date are:

FOR SB:

VP & Director, WSO/QA [*]
VP & Director, ITRO Therapeutic Unit [*]
VP & Director, ITRO SPD [*]
VP & Director, U.S. NPD [*]
VP & Director, Transnational Regulatory Affairs [*]
Project Director [*]


FOR ARADIGM:

Project Coordinator [*]
VP, Engineering [*]
VP, Research and Development [*]
Director, Marketing [*]
VP, Clinical Affairs [*]
VP, Medical and Regulatory Affairs [*]

The DEVELOPMENT COMMITTEE shall have the following responsibilities:

     (i) oversee all clinical investigations and efforts undertaken under the Agreement in conducting DEVELOPMENT of the PRODUCTS for use in the FIELD;

     (ii) review and approve the DEVELOPMENT PLANS and appropriate amendments thereto;

     (iii) establish working project teams at SB and Aradigm, respectively, to conduct work under the DEVELOPMENT Plan;

     (iv) allocate all needed DEVELOPMENT work appropriately between the Parties, including providing for subcontractors to perform certain tasks if desirable;

     (v) be the primary contact point between the Parties regarding the transfer of INFORMATION and the discussion of each Party's efforts to conduct DEVELOPMENT;

     (vi) implement mechanisms for review and approval of manufacturing process control changes;

     (vii) select particular ANALGESIC DRUGS to be developed as DRUG PRODUCTS;
     and


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     (vii) evaluate, in consultation with the COMMERCIALIZATION COMMITTEE, commercial opportunities for additional new PRODUCTS in the FIELD.

                                   EXHIBIT F


[ * ]






* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  EXHIBIT G

                        CERTAIN CONFIDENTIALITY TERMS

1. The THIRD PARTY shall hold the information disclosed to it by Aradigm ("Information") in strict confidence and shall use diligent efforts, which shall not in any event be less than the THIRD PARTY uses to prevent unauthorized use or disclosure of its own valuable, confidential information, to prevent any unauthorized use or disclosure of such Information.

2. The THIRD PARTY shall not, without the prior written consent of Aradigm, use the Information disclosed to it for any purpose of other than the use for which such Information was disclosed by Aradigm.

3. Upon completion of the authorized use by such THIRD PARTY and in the absence of any further agreement between the parties, the THIRD PARTY shall cease all use and make no further use of the Information and shall, upon written request from Aradigm, promptly return all Information to Aradigm.